UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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Coventry Health Care, Inc.

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6705 Rockledge Drive, Suite 900
Bethesda, MD 20817-1850
301-581-0600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 15, 2008

To Our Stockholders:

You are cordially invited to attend our 2008 Annual Meeting of Stockholders, which will be held on Thursday, May 15, 2008, at 8:30 a.m., Eastern Daylight Saving Time, at The Fairmont, Washington DC, 2401 M Street, N.W., Washington, District of Columbia 20037, Telephone (202) 429-2400. At the meeting, the stockholders will act on the following matters:

1. To elect three Class II Directors to serve until the annual meeting of stockholders in 2011;

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2008; and

3. To transact such other business as may properly come before the meeting or at any adjournment(s) thereof.

We are pleased to take advantage of new Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the internet. We believe the new rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting.

A proxy statement, a copy of our 2007 Annual Report and other proxy materials describing the operations of the Company during the fiscal year ended December 31, 2007 accompany this notice. Information regarding the matters to be acted upon at the 2008 Annual Meeting of Stockholders is contained in the attached proxy statement.

All holders of record of our Company’s common stock at the close of business on Monday, March 17, 2008, are entitled to vote at the 2008 Annual Meeting of Stockholders or at any adjournment(s) of the meeting.

By Order of the Board of Directors,

DALE B. WOLF
Chief Executive Officer

Bethesda, Maryland
April 4, 2008

YOUR VOTE IS IMPORTANT. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE
VOTE. YOU MAY VOTE BY TOLL-FREE TELEPHONE OR BY THE INTERNET.
IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY VOTE BY COMPLETING,
DATING, SIGNING AND RETURNING THE PROXY CARD IN THE ACCOMPANYING
POSTAGE-PAID RETURN ENVELOPE. PLEASE SEE INSTRUCTIONS
ON THE PROXY CARD.

TABLE OF CONTENTS

Questions and Answers	1
Corporate Governance	5
Code of Ethics	5
Director Independence	5
Related Person Transactions Policy	5
Stockholder Nominees	6
Director Qualifications	6
Identifying and Evaluating Nominees for Director	6

Executive Sessions	7
Directors’ Attendance at Annual Meeting of Stockholders	7
Communications with the Board	7
Board Meetings	7
Committees of the Board	7
Compensation Committee Interlocks and Insider Participation	9
Proposal One: Election of Directors	10
Business Experience of Nominees and Continuing Directors	11
Retiring Director	12
Voting Stock Ownership of Principal Stockholders, Directors and Executive Officers	13
Executive Compensation	15
Report of the Compensation Committee of the Board of Directors	15
Compensation Discussion and Analysis (“CD&A”)	15
Summary Compensation Table	24
Grants of Plan-Based Awards During Fiscal Year	25
Outstanding Equity Awards at Fiscal Year End	26
Option Exercises and Stock Vested	27
Non-Qualified Deferred Compensation	28
Post-Termination Compensation	29
Employment Agreement Summary	30
2007 Directors’ Compensation	32
Non-Employee Directors’ Stock Ownership Guidelines	37
2007 Matching Charitable Contribution Program	37
Transactions with Related Persons, Promoters and Certain Control Persons	38
Proposal Two: Ratification of Independent Public Accountants	39
Fees Paid to Independent Auditors	39
Audit Fees	39
Audit-Related Fees	39
Tax Fees	39
All Other Fees	40
Procedures for Pre-Approval of Independent Auditor Services	40
Report of the Audit Committee of the Board of Directors	40
Audit Committee Disclosures	40
Stockholder Proposals	41
Cost of Annual Meeting and Proxy Solicitation	41
Section 16(a) Beneficial Ownership Reporting Compliance	41
Other Matters	41

6705 Rockledge Drive, Suite 900
Bethesda, MD 20817-1850
301-581-0600

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 15, 2008

This proxy statement is furnished to stockholders of Coventry Health Care, Inc. (the “Company” or “Coventry”) in connection with the solicitation of proxies by the Board of Directors of the Company for the 2008 Annual Meeting of Stockholders of the Company to be held on Thursday, May 15, 2008, at 8:30 a.m., Eastern Daylight Saving Time, at The Fairmont, Washington DC, 2401 M Street, N.W., Washington, District of Columbia 20037, Telephone (202) 429-2400, or at any adjournment of the meeting (the “2008 Annual Meeting”).

On April 4, 2008, we mailed to our stockholders a notice containing instructions on how to access this proxy statement, our annual report and other proxy materials online, and how to vote online (the “Notice”). If you prefer to receive the proxy materials in the mail and to vote by mail, the Notice also contains instructions on how to request a printed copy. You will not receive a printed copy of the proxy materials in the mail unless you specifically request them.

QUESTIONS AND ANSWERS

What is the purpose of the 2008 Annual Meeting?

You will be asked to consider and vote upon two proposals: (i) to elect three individuals to serve as Class II Directors of the Company until the annual meeting of stockholders to be held in 2011, and (ii) to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for 2008. The Board of Directors is not aware of any other matters to be presented for action at the 2008 Annual Meeting. However, if other matters are presented for a vote, the proxies will be voted for these matters in accordance with the judgment of the persons acting under the proxies.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials this year instead of a full set of printed proxy materials?

Pursuant to the new rules recently adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of internet availability of the proxy materials to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or to request to receive a printed set of proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice and in this proxy statement. In addition, stockholders may request receipt of proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

When will this proxy statement be sent to stockholders?

On April 4, 2008, we mailed to our stockholders of record and beneficial owners a Notice containing instructions on how to access this proxy statement, our 2007 Annual Report and other proxy materials online. A copy of the Company’s proxy statement, 2007 Annual Report and other proxy materials containing financial statements for the year ended December 31, 2007, are posted at www.proxyvote.com (simply enter your 12- or 14-digit control number and click “Submit”) and on our internet website at www.cvty.com (accessible through the “Corporate Home” link). You may also request printed copies of this proxy statement, the 2007 Annual Report and other proxy materials by following the instructions in the Notice.

Who is entitled to vote?

Only stockholders of record at the close of business on Monday, March 17, 2008, the record date for the meeting (the “Record Date”), are entitled to receive notice of and to participate in the 2008 Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you owned on that date.

How many votes do I have?

You will have one vote for every share of the Company’s common stock that you owned on the Record Date (Monday, March 17, 2008).

Who is soliciting my vote?

Your vote is being solicited by and on behalf of the Company’s Board of Directors (the “Board”).

How will we solicit proxies and who is paying for this proxy solicitation?

The cost of soliciting proxies will be borne by us. These costs will include the expense of preparing, assembling, printing and mailing the Notice to stockholders of record and beneficial owners, mailing the printed proxy materials to stockholders who specifically request them, and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owners’ voting instructions. We have not retained a proxy solicitor in conjunction with the annual meeting. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies on our behalf personally or by telephone, without additional compensation. We will also solicit proxies by e-mail from stockholders who are our employees or who previously requested to receive proxy materials electronically.

How many votes can be cast by all stockholders?

On March 17, 2008, the Record Date, there were 151,661,373 shares of the Company’s common stock outstanding and eligible to vote on each matter brought before the meeting.

How many votes must be present to hold the meeting?

A quorum must be present to hold the 2008 Annual Meeting. A “quorum” is a majority of the outstanding shares eligible to vote. Such shares may be present at the meeting or represented by proxy. Any stockholder of record present at the 2008 Annual Meeting, but who abstains from voting, will be counted for purposes of determining whether a quorum is present. If a quorum is not present, the 2008 Annual Meeting may be adjourned from time to time until a quorum is present or represented by proxy.

How many votes are required for each proposal?

Election of Directors.  The affirmative vote of a plurality of the shares of the Company’s common stock represented in person or by properly executed proxy is required to approve the election of each of the Company’s nominees for election as a director. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the 2008 Annual Meeting, but will not be counted for purposes of calculating a plurality.

Ratification of Independent Auditors.  The affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by properly executed proxy and entitled to vote is required to ratify the appointment of the independent auditors for 2008.

How many votes are required for other matters that may properly come before the meeting?

The affirmative vote of a majority of the shares of the Company’s common stock present or represented by properly executed proxy and entitled to vote is required for all other business that may properly come before the 2008 Annual Meeting or any adjournment(s) of the meeting.

How do I vote?

You can vote either in person by attending the 2008 Annual Meeting or by proxy without attending the 2008 Annual Meeting. To vote by proxy, you must either:

•	vote by telephone (instructions are on the proxy card); or

•	vote by internet (instructions are in the Notice you received in the mail or are on the proxy card); or

•	if you requested and received printed copies of this proxy statement, 2007 Annual Report and other proxy materials, fill out the enclosed proxy card enclosed with the materials, date and sign it, and return it in the accompanying postage-paid envelope.

What if I submit my proxy card and don’t vote on a matter listed on it?

If you submit a proxy card without indicating your vote, your shares will be voted For the election of the three Class II Director nominees listed on the card, and For the ratification of Ernst & Young LLP as the Company’s independent auditors for 2008, and will be voted in the discretion of the persons named in the proxy on any other matters that may be properly brought before the meeting or at any adjournment(s) thereof.

Can I change or revoke my vote?

Yes. Just send in a new proxy card with a later date, cast a new vote by telephone or internet (only your latest proxy submitted prior to the meeting will be counted), or send a written notice of revocation to the Company’s Corporate Secretary at 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850. If you attend the 2008 Annual Meeting and want to vote in person, you can request that your previously submitted proxy not be used. If your shares are held through a broker, bank or other institution in “street name”, you will need to obtain a proxy form from the institution that holds your shares.

How are the votes counted?

The votes are counted as received by an automated system administered by Broadridge Investor Communications Solutions, Inc. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the existence of a quorum. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and will have the effect of a vote against proposals, other than the election of directors. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved and will not be counted as votes cast for or against such proposal.

What is a “broker non-vote”?

Under the New York Stock Exchange rules, brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares on proposals that are deemed to be routine matters. If a proposal is not a routine matter, the broker or nominee may not vote the shares with respect to the proposal without receiving instructions from the beneficial owner of the shares. If a broker submits a proxy card expressly stating that the broker is not voting on a non-routine matter, such action is referred to as a “broker non-vote.” Since the election of directors and the ratification of Ernst & Young LLP as our independent auditors are routine matters, a broker may submit a proxy card voting shares at their discretion on both matters.

Where can I find voting results for the 2008 Annual Meeting?

The voting results will be published in the Company’s Form 10-Q for the period ending June 30, 2008. The Form 10-Q will be filed with the Securities and Exchange Commission on or before August 9, 2008.

Can I access the Company’s proxy materials and annual report electronically?

The Notice mailed to you in accordance with the SEC’s new rules contains instructions on how to access our proxy materials and vote over the internet. This proxy statement, our 2007 Annual Report and other proxy materials are also available on our internet website at www.cvty.com (accessible through the “Corporate Home” link). If you are a stockholder of record and would like to view future proxy statements, annual reports and other proxy materials over the internet instead of receiving paper copies in the mail, follow the instructions provided when you vote over the internet. If you hold your shares through a broker, check the information provided by that entity for instructions on how to elect to view future proxy statements, annual reports and other proxy materials and to vote your shares over the internet. Opting to receive your proxy materials online saves us the cost of producing and mailing the proxy materials to your home or office and gives you an automatic link to the proxy voting site.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

What is “householding” and how does it affect me?

The Securities and Exchange Commission has adopted a rule concerning the delivery of annual reports and proxy statements. It permits us, with your permission, to send a single Notice and, to the extent requested, a single set of these proxy materials to any household at which two or more stockholders reside if we believe they are members of the same family. A separate proxy card would still be mailed to each stockholder at the same address. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, the Company has not instituted this procedure, but may do so in the future.

A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company’s common stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement, 2007 Annual Report and other proxy materials, or wish to revoke your decision to household. These options are available to you at any time.

CORPORATE GOVERNANCE

Code of Ethics

The Company is dedicated to conducting its business in accordance with the highest standards of ethical conduct, uncompromising integrity and compliance with all federal, state and local laws governing its business. The Company has established a Code of Business Conduct and Ethics (the “Code of Ethics”) to assure uniformity in standards of conduct. The Code of Ethics applies to all of the Company’s directors, officers, employees (including our Chief Executive Officer, Chief Financial Officer and Controller) and representatives and to relationships with stockholders, customers, vendors, competitors, auditors and all public and governmental bodies. In support of the Code of Ethics, the Company has appointed a Chief Compliance Officer to enforce it and all employees are required to participate in annual compliance training. Avenues for reporting violations have been provided in the Code of Ethics, including an anonymous telephone hotline. The Audit Committee monitors the implementation and enforcement of the Code of Ethics. The Code of Ethics, together with any amendments to or waivers from it, is available under “Corporate Governance” accessible through the “Corporate Home” link on the Company’s website at www.cvty.com. In addition, a copy of the Code of Ethics is available in print to any stockholder that requests one. Requests should be sent to the following address: Corporate Secretary, Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850.

Director Independence

The Board has determined that nine of its eleven directors, including all members of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee, are “independent” as defined by the listing standards of the New York Stock Exchange currently in effect and approved by the Securities and Exchange Commission and all of its applicable rules and regulations, as well as for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended. In determining director independence, the Board broadly considers all relevant facts and circumstances, including the rules of the New York Stock Exchange. The Board considers the issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. An independent director must be free of any relationship with the Company or its management that may impair the director’s ability to make independent judgments. Particular attention is paid to whether a director is independent from management and to any contractual relationships that may exist with a director or a related interest. The nine independent directors are: Joel Ackerman, John H. Austin, M.D., L. Dale Crandall, Emerson D. Farley, Jr., M.D., Lawrence N. Kugelman, Daniel N. Mendelson, Rodman W. Moorhead, III, Elizabeth E. Tallett and Timothy T. Weglicki.

In determining that John H. Austin, M.D., is an independent director, the Board took into account its previous determination in November 2004 that Dr. Austin was not independent due to the investment by Allen F. Wise, then President and Chief Executive Officer of the Company, in Arcadian Management Services, a company in which Dr. Austin has a 20% minority ownership interest and serves as the President and Chief Executive Officer. The Board also took into account the fact that Mr. Wise retired as President and Chief Executive Officer of the Company more than three years ago, in January 2005, as well as the fact that Mr. Wise is no longer an employee of the Company due to the expiration of his Transition and Retirement Agreement, as well as other factors, in concluding that Dr. Austin has no material relationship with the Company or its management and qualifies as “independent.”

Related Person Transactions Policy

The Board of Directors recognizes that transactions or relationships with the Company and its directors, executive officers, significant stockholders and their immediate family members may involve potential conflicts of interest. As a result, the Board adopted a written Related Person Transactions Policy (the “Policy”) requiring the prior approval of the Nominating/Corporate Governance Committee before a related person may enter into a transaction or relationship in which the Company is a participant and the related person would have a direct or indirect material interest. Financial transactions or relationships available to all employees or involving less than $25,000 are not subject to the Policy. Under the Policy, any proposed related person transactions are reviewed at the regularly scheduled meetings of the Nominating/Corporate Governance Committee. Ongoing relationships are periodically reviewed and assessed to ensure compliance and fairness to the Company. There is a general presumption that a related person transaction will not be approved. However, a related person transaction may be approved if, after a full review, the disinterested members of the Nominating/Corporate Governance Committee determine that the transaction is being made at arm’s length and is fair to the Company. The Policy is available under “Corporate Governance” accessible through the “Corporate Home” link on the Company’s website at www.cvty.com.

Stockholder Nominees

The policy of the Nominating/Corporate Governance Committee is to consider properly submitted stockholder nominations for director candidates as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Company’s Board and to address the membership criteria set forth under “Director Qualifications” below. Any stockholder nominations proposed for consideration by the Nominating/Corporate Governance Committee should be addressed to: Corporate Secretary, Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850.

To be timely considered by the Nominating/Corporate Governance Committee, director nominations submitted by stockholders for the 2009 Annual Meeting must be delivered to or mailed and received by the Corporate Secretary at the Company’s address (above) not less than 120 days in advance of the anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders (i.e., by December 2, 2008), unless the date of the annual meeting is changed by more than 30 calendar days.

A stockholder’s notice must include (a) the proposed nominee’s name, qualifications and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) the name and address of the stockholder proposing the potential nominee as it appears on the Company’s books and the number of shares of common stock of the Company that are beneficially owned by the stockholder. No person is eligible for election as a director of the Company unless nominated in accordance with the procedures required by the Company’s bylaws. The Chair of the Board may, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, the defective nomination will be disregarded.

The procedures described above do not supersede the requirements or conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company’s proxy statement for future stockholder meetings. See “Stockholder Proposals” on page 41 of this proxy statement.

Director Qualifications

The Company’s Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended by the Nominating/Corporate Governance Committee for positions on the Company’s Board. Under these criteria, not less than a majority of the members of the Board must be independent and the Board members must have the highest professional and personal ethics and values consistent with the Company’s values and standards. Other criteria that will be considered are prior experience as a director, knowledge of the Company’s business and industry and broad experience at the operational, financial, regulatory or policy making level(s) in business. Diversity, age and skills in the context of the needs of the Board are also considerations. The members should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform all director duties responsibly. The Corporate Governance Guidelines are available under “Corporate Governance” accessible through the “Corporate Home” link on the Company’s website at www.cvty.com. In addition, a copy of the Corporate Governance Guidelines is available in print to any stockholder that requests one by writing to the following address: Corporate Secretary, Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850.

Identifying and Evaluating Nominees for Directors

The Nominating/Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director. Candidates may come to the attention of the Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Committee and may be considered at any point during the year. As described above, the Committee considers properly submitted stockholder nominations for candidates for the Board. Following verification of stockholder status of persons proposing candidates, recommendations are collected and considered by the Committee at a regularly scheduled meeting prior to the issuance of the proxy statement for the Company’s annual meeting of stockholders. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Committee. The Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating the nominations, the Committee uses the same criteria for all nominees and the Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Executive Sessions

Executive sessions of non-management directors of the Board and its committees are held on a regular basis at quarterly and special meetings. The sessions are chaired by the Lead Director or the Chair, if present, of the Board of Directors or by the Chair of the respective committees. Elizabeth E. Tallett, an independent director, currently serves as the Lead Director. Any independent director can request that an additional executive session be scheduled. See “Communications With The Board” below for the process by which stockholders may communicate with non-management directors of the Board.

Directors’ Attendance at Annual Meetings of Stockholders

Although directors are invited and are always welcome to attend the annual stockholder meetings, the Company does not require their attendance. All directors attended the 2007 annual meeting of stockholders, except for one director who was out of the country on the date of the meeting. For 2008, the Board scheduled its regular meeting in the second quarter to coincide with the 2008 Annual Meeting. The Company anticipates that all directors will attend the 2008 Annual Meeting.

Communications with the Board

Stockholders and interested parties may communicate with the Board, the Chair, the Lead Director or the non-management directors as a group by submitting a letter in writing addressed to: Chair or Lead Director of the Board of Directors, Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850. If the communication relates to the Company’s ethics or business conduct, financial statements, accounting practices or internal controls, the communication may be submitted in writing addressed to: Audit Committee Chair, Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850. If the communication relates to other matters that are within the scope of the responsibilities of the Board and/or its Committees, the communication will be forwarded to the appropriate director. Stockholder communications may be submitted confidentially or anonymously. Solicitations, advertisements and obviously inappropriate communications will not be forwarded, but will be made available to any director who wishes to view them.

Board Meetings

During the 2007 fiscal year, the Board held four regular meetings, three special telephonic meetings and acted by unanimous written consent on two occasions. All members of the Board attended at least 75% of the meetings held by the Board and by the committees of which they were members.

Committees of the Board

Audit Committee.  The Audit Committee is comprised of three directors who are independent of the management of the Company and independent of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of their independent judgment as members of the Audit Committee. The Audit Committee’s responsibilities include overseeing the adequacy and effectiveness of systems and controls in place to reasonably assure the fair presentation of the Company’s financial statements; appointing, dismissing, overseeing the qualifications and performance of and determining the compensation paid to the external and internal auditors; reviewing and approving the scope of audits and related fees; interfacing directly with the internal and external auditors in executive sessions and otherwise; monitoring compliance with legal and regulatory requirements and the Company’s Code of Business Conduct and Ethics; and reviewing the adequacy and effectiveness of internal policies and procedures regarding audits, accounting and other financial controls. The current charter of the Audit Committee, as revised on November 1, 2006, is available under “Corporate Governance” accessible through the “Corporate Home” link on the Company’s website at www.cvty.com, and provides a detailed description of its responsibilities. In addition, a copy of the current charter is available in print to any stockholder that requests one by writing to the following address: Corporate Secretary, Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850. During fiscal year 2007, the Audit Committee held four regular meetings, four pre-earnings release telephonic meetings, and one special telephonic meeting with the Audit Committee Chair. The members of the Audit Committee are Lawrence N. Kugelman (Chair), L. Dale Crandall and Elizabeth E. Tallett. Mr. Crandall and Ms. Tallett each serve on the audit committees of more than three public companies. The Board has considered their commitments to serve on the other audit committees and has affirmatively determined that such simultaneous service does not impair the ability of Mr. Crandall or Ms. Tallett to effectively serve on the Audit Committee of the Company’s Board.

Financial Expert.  The Board has determined that all audit committee members are financially literate under the current listing standards of the New York Stock Exchange. The Board also determined that L. Dale Crandall qualifies as an “audit committee financial expert” as defined by rules and regulations adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

Nominating/Corporate Governance Committee.  The Nominating/Corporate Governance Committee is currently comprised of three directors who are independent of the management of the Company. The Nominating/Corporate Governance Committee’s responsibilities include identifying individuals qualified to become members of the Board; considering nominees made by stockholders in accordance with the Company’s bylaws; recommending to the Board the director nominees for the next annual meeting of stockholders; and developing and recommending to the Board a set of corporate governance principles applicable to the Company. Nominations for election to the Board may be made by or at the direction of the Nominating/Corporate Governance Committee or by any eligible stockholder entitled to vote for the election of directors. See “Corporate Governance — Stockholder Nominees” at page 6 of this proxy statement. The current charter of the Nominating/Corporate Governance Committee, which is available under “Corporate Governance” accessible through the “Corporate Home” link on the Company’s website at www.cvty.com, provides a detailed description of its responsibilities. In addition, a copy of the current charter is available in print to any stockholder who requests one by writing to the following address: Corporate Secretary, Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850. During fiscal year 2007, the Nominating/Corporate Governance Committee held four regular meetings and one special meeting. The members of the Nominating/Corporate Governance Committee are Joel Ackerman (Chair), Daniel N. Mendelson and Timothy T. Weglicki.

Notice of director nominations by eligible stockholders must be timely received in writing addressed to the Corporate Secretary of the Company, 6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817-1850. The 2009 annual meeting of stockholders is expected to be held on May 21, 2009. Eligible stockholders who wish to submit a director nomination for consideration by the Nominating/Corporate Governance Committee for inclusion in the 2009 proxy statement must comply with the nomination procedures described in the Company’s Bylaws and set forth under “Corporate Governance — Stockholder Nominees” on page 6 of this proxy statement.

Compensation Committee.  The Compensation Committee is comprised of three directors who are independent of the management of the Company. The Committee’s general responsibilities include (1) participating in the development of and overseeing the compensation policies and objectives of the Company; (2) determining the amount of compensation paid to the Chief Executive Officer of the Company and approving the amount of compensation paid to the Company’s senior executives; (3) evaluating and recommending to the Board the compensation of non-employee directors; (4) authorizing equity awards and other compensation and (5) evaluating the Company’s incentive compensation programs and approving the performance targets for each program. The current charter of the Compensation Committee, which is available under “Corporate Governance” accessible through the “Corporate Home” link on the Company’s website at www.cvty.com, provides a detailed description of its responsibilities. In addition, a copy of the current charter is available in print to any stockholder that requests one by writing to the following address: Corporate Secretary, Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850. During fiscal year 2007, the Compensation Committee held four regular meetings and two special telephonic meetings. The members of the Compensation Committee are L. Dale Crandall (Chair), Rodman W. Moorhead, III and Timothy T. Weglicki.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2007, the Compensation Committee was comprised of L. Dale Crandall (Chair), Rodman W. Moorhead, III, and Timothy T. Weglicki, none of whom had at any time been an officer or employee of the Company or any of its subsidiaries. During 2007, no interlocking relationship existed between any officer, member of the Board or the Compensation Committee and any officer, member of the board of directors or compensation committee of any other company.

The Code of Business Conduct and Ethics, Corporate Governance Guidelines and current committee charters are available under “Corporate Governance” accessible through the “Corporate Home” link on the Company’s website at www.cvty.com. In addition, a copy of one or more of these documents is available in print to any stockholder who submits a request in writing to the following address: Corporate Secretary, Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, Maryland, 20817.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s bylaws provide that the Company’s Board shall consist of not less than three directors and may increase to such other number of directors as shall be determined by the Board from time to time. The Company’s Certificate of Incorporation provides that the directors shall be divided into three classes as nearly equal in numbers as possible. There are currently eleven persons serving on the Board: three in Class I, four in Class II and four in Class III. At each annual meeting, directors of the class whose term of office expires in that year are elected for a three-year term. The Class II Directors’ terms of office expire in 2008. One of the Class II Directors, Dr. Emerson D. Farley, Jr., has reached retirement age for Board service and is not eligible for re-nomination per the Board’s Corporate Governance Guidelines.

The Board believes that eight (8) to twelve (12) directors is currently the optimal range to permit diversity of experience without hindering effective discussion of issues or diminishing individual accountability. Pursuant to the Company’s Certificate of Incorporation and the Company’s Bylaws, the number of directors is set by the affirmative vote of a majority of the full Board. The Nominating/Corporate Governance Committee intends to provide its recommendation to the full Board that the size of the Board be reduced from eleven (11) seats to ten (10) seats following the 2008 Annual Meeting (after Dr. Farley’s retirement). The Board anticipates that it will approve the reduction in Board seats as recommended by the Nominating/Corporate Governance Committee. Upon completion of the 2008 Annual Meeting (after Dr. Farley’s retirement), the Board intends to reduce the size of the Board from eleven (11) seats to ten (10) seats.

The nominees designated for election as Class II Directors at the 2008 Annual Meeting will, if elected, each serve three-year terms expiring at the annual meeting of stockholders in 2011. All of the nominees have consented to being nominated and to serve if so elected.

The persons named in the enclosed proxy intend to vote the shares represented by such proxy For the election of the nominees named herein, unless contrary instructions are received. If any of the nominees named below should be unable to accept nomination or election as a director at the 2008 Annual Meeting, an event which the Board of Directors does not anticipate, the proxy will be voted with discretionary authority for a substitute nominee or substitute nominees as shall be designated by the current Board and for the remaining nominee(s), if any, named below.

The following table provides information about the persons nominated to serve as Class II Directors and the persons serving as Class I and Class III Directors whose terms continue until the 2009 or 2010 annual meeting of stockholders:

Nominees for Class II Directors with Three-Year Terms Expiring in 2011

Name	Age	Committee Memberships/Chair

Joel Ackerman	42	Nominating/Corporate Governance Committee (Chair)
Lawrence N. Kugelman	65	Audit Committee (Chair)
Dale B. Wolf	53	—

Continuing Class I Directors with Three-Year Terms Expiring in 2010

Name	Age	Committee Memberships/Chair

L. Dale Crandall	66	Audit Committee, Compensation Committee (Chair)
Elizabeth E. Tallett	58	Audit Committee, Lead Director
Allen F. Wise	65	Chair of the Board

Continuing Class III Directors with Three-Year Terms Expiring in 2009

Name	Age	Committee Memberships/Chair

John H. Austin, M.D.	63	—
Daniel N. Mendelson	43	Nominating/Corporate Governance Committee
Rodman W. Moorhead, III	64	Compensation Committee
Timothy T. Weglicki	56	Compensation Committee, Nominating/ Corporate Governance Committee

Business Experience of Nominees and Continuing Directors

Below you will find information about the business experience of the nominees and the continuing directors:

Joel Ackerman has been a director of the Company since November 1999. He is a general partner of Warburg Pincus & Co. and a Managing Director of Warburg Pincus LLC, where he has been employed since 1993. He is a director of Medical Staffing Network Holdings, Inc., a leading medical staffing company and provider of per diem nurse staffing services, and various private companies.

John H. Austin, M.D. has been a director of the Company since January 1988. He served as Chairman of the Board from December 1995 to December 2004. Dr. Austin has been Chairman and Chief Executive Officer of Arcadian Management Services, Inc., a company that owns and manages rural health care provider networks and Medicare health maintenance organizations, since June 1997.

L. Dale Crandall has been a director of the Company since January 1, 2004. Mr. Crandall previously served in various management positions with Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals, including President and Chief Operating Officer from March 2000 until his retirement in June 2002, and Senior Vice President, Finance and Administration, from June 1998 until March 2000. He is also a member of the boards of directors of UnionBanCal, a bank holding company whose primary subsidiary is Union Bank of California, a large California commercial bank, Covad Communications Group Inc., a provider of high speed internet connectivity and related communications services, Ansell Limited, a global provider of healthcare barrier protection products, BEA Systems, an application infrastructure software company, Metavante Technologies, Inc., a provider of banking and payment technologies, Serena Software, Inc., an enterprise software company, and a Trustee of four funds in the Dodge and Cox family of mutual funds.

Lawrence N. Kugelman has been a director of the Company since August 1992. He has been a director of Arcadian Management Services, Inc., a company that owns and manages rural health care provider networks and Medicare health maintenance organizations, since July 2001, and a director since October 2002 of Valeant Pharmaceuticals International (formerly Valeant Pharmaceuticals, Inc.), a global, research-based pharmaceutical company that develops, manufactures, distributes and sells pharmaceutical, research and diagnostic products. Since 2003, he has been a Director of AccentCare, Inc., a company which provides in-home health care and support services. Mr. Kugelman has been a private investor and business consultant since October 1996.

Daniel N. Mendelson has been a director of the Company since May 2005. Mr. Mendelson is President of Avalere Health LLC, a strategic advisory company that provides guidance and syndicated research for clients in the healthcare industry, government and the not-for-profit sector. Prior to founding Avalere Health in 2000, he served as Associate Director for Health at the White House Office of Management and Budget in Washington, D.C.

Rodman W. Moorhead, III has been a director of the Company since May 1997. Mr. Moorhead is a private investor. In December 2006, he retired from Warburg Pincus LLC, a private equity and venture capital firm in New York, where he was a Managing Director and Senior Advisor and had been employed since 1973. From June 1998 to present he has served as a director of Scientific Learning Corporation, a computer-based special education training company.

Elizabeth E. Tallett has been a director of the Company since March 1998. Ms. Tallett has been a Principal of Hunter Partners, LLC, which provides management services to developing life sciences companies, since July 2002. She was President and Chief Executive Officer of Dioscor, Inc., a biopharmaceutical company, from May 1996 to July 2003. Ms. Tallett is also a director of IntegraMed America, Inc., a health services management company specializing in fertility and assisted reproductive technology, Principal Financial Group, Inc., a global financial institution, Varian, Inc., an analytical scientific instruments company, and Immunicon Inc., a specialty diagnostics company.

Timothy T. Weglicki has been a director of the Company since August 2001. Mr. Weglicki is employed as a Managing Member of ABS Partners V, LLC, the general partner of ABS Partners V, LP, the general partner of ABS Capital Partners V, LP, a private equity fund, and has been with the fund since December 1993. Mr. Weglicki is a director and chairman of the Nominating & Governance Committee of American Public Education, Inc. a leading provider of online post-secondary education focused primarily on serving the military and public service communities.

Allen F. Wise has been a director of our Company since October 1996 and has been Chair of the Board since January 2005. He was President and Chief Executive Officer of our Company from October 1996 to December 2004. He was a director and a member of the audit committee of NCO Group, Inc., a provider of accounts receivable management and other outsourced services, until November 2006. Since May 2006, he has served as director of Magellan Health Services, Inc., a diversified specialty health care management organization.

Dale B. Wolf has been a director and the Chief Executive Officer of our Company since January 2005. Prior to that he served as Executive Vice President, Chief Financial Officer and Treasurer of our Company from December 1996 to December 2004. He is a director and a member of the audit committee and chair of the compensation committee of HealthExtras, Inc., a provider of pharmacy benefit management services and supplemental benefits. Mr. Wolf is a Fellow of the Society of Actuaries.

Retiring Director

Emerson D. Farley, Jr., M.D. has been a director of the Company since December 1994 and, in accordance with Company policy, will retire from the Board at the expiration of his term at the 2008 Annual Meeting. He has been a Trustee serving on the Board of Trustees of Fork Union Military Academy from April 2003 to date. Prior to that Dr. Farley was engaged in the private practice of medicine in Richmond, Virginia. From 1991 to March 2002, Dr. Farley was the Vice-Chairman of Doctors Insurance Reciprocal Risk Retention Group (“DIR”), which provided medical malpractice insurance coverage to physicians. On January 31, 2003, DIR was placed in receivership, with DIR’s consent, by the Chancery Court of Davidson County, Tennessee, due to the financial instability of DIR’s reinsurer, Reciprocal of America.

Vote Required

The affirmative vote of a plurality of the shares of the Company’s common stock represented in person or by properly executed proxy is required to approve the election of each of the Company’s nominees for election as a director. Your proxy cannot be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS II DIRECTORS.

VOTING STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information, as of Monday, March 17, 2008, the Record Date, regarding the beneficial ownership of the Company’s common stock by (i) each person or group known by the Company to be the beneficial owner of more than five percent of the common stock, (ii) each director and nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group. The number of shares beneficially owned is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. On the Record Date, 151,661,373 shares of the Company’s common stock were outstanding.

For purposes of the table, a person or group of persons is deemed to beneficially own shares of common stock issuable upon the exercise of stock options that are currently exercisable or that become exercisable within 60 days from the date set forth above. For purposes of computing the percentage of outstanding common stock held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days after the date set forth above are deemed outstanding, but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group. The Company believes that the beneficial owners of the common stock listed in the table below, based on information furnished by such owners, have sole voting and dispositive power (or shares such powers with his or her spouse) with respect to such shares, except as explained in the footnotes to the table.

	Number of Shares
	of Common Stock		Percent of
Name and Address of Beneficial Owner(1)	Beneficially Owned		Common Stock

Janus Capital Management LLC(2)	23,097,099		15.23%
151 Detroit Street Denver, CO 20549
Joel Ackerman	18,821	(3)	*
John H. Austin, M.D.	76,561	(3)	*
L. Dale Crandall	35,510	(3)	*
Emerson D. Farley, Jr., M.D.	54,356	(3)	*
Lawrence N. Kugelman	46,932	(3)	*
Daniel N. Mendelson	18,669	(3)	*
Rodman W. Moorhead, III	27,808		*
Elizabeth E. Tallett	41,232	(3)	*
Timothy T. Weglicki	54,589	(3)	*
Allen F. Wise	91,186		*
Dale B. Wolf	1,715,196	(3)	*
Thomas P. McDonough	828,340	(3)	*
Francis S. Soistman, Jr.	338,799	(3)	*
Shawn M. Guertin	300,227	(3)	*
Thomas C. Zielinski	59,485		*
All executive officers and directors as a group (22 persons)	4,195,043	(3)	2.72%

*	Less than one percent

(1)	The address of each director and executive officer of the Company is as follows: c/o Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817-1850.

(2)	According to the Schedule 13G filed on February 14, 2008, by Janus Capital Management LLC (“Janus Capital”), a registered investment advisor, Janus Capital has an indirect 86.5% ownership stake in Enhanced Investment Technologies LLC (“INTECH”) and an indirect 30% ownership stake in Perkins, Wolf, McDonnell and Company, LLC (“Perkins Wolf”), which are registered investment advisers. Due to the holding structure, shares owned by Janus Capital, INTECH and Perkins Wolf are aggregated for purposes of the Schedule 13G filing. Each furnishes investment advice to various registered investment companies and to individual and institutional clients (the “Managed Portfolios”). Janus Capital may be deemed to be the beneficial owner of 19,204,777 shares or 12.6% of Coventry’s shares outstanding held by the Managed Portfolios. Janus Capital has sole voting power and sole dispositive power with respect to 19,204,777 shares, and shared voting power and shared dispositive power with respect to 3,892,322 shares.

(3)	Includes the following shares issuable upon exercise of stock options that are currently exercisable or which become exercisable within 60 days of the date set forth above: L. Dale Crandall, 29,663 shares; Emerson D. Farley, Jr., M.D., 840 shares; Lawrence N. Kugelman, 37,575 shares; Daniel N. Mendelson, 11,250 shares; Elizabeth E. Tallett, 25,547 shares; Timothy T. Weglicki, 23,430 shares; Dale B. Wolf, 1,500,500 shares; Thomas P. McDonough, 600,000 shares; Francis S. Soistman, Jr., 167,388 shares; and Shawn M. Guertin, 201,250 shares.

Also includes the following shares issuable at settlement of vested restricted stock units awarded under the Company’s Deferred Compensation Plan for Non-Employee Directors: Joel Ackerman, 9,394 shares; John H. Austin, M.D., 3,950 shares; L. Dale Crandall, 2,347 shares; Lawrence N. Kugelman, 2,962 shares; Daniel N. Mendelson, 7,419 shares; Elizabeth E. Tallett, 2,110 shares; and Timothy T. Weglicki, 3,709 shares. Each restricted stock unit is the economic equivalent of one share of the Company’s common stock and would receive dividend equivalents but no voting rights. They are included in the above table because of the potential that a settlement and distribution could occur (upon a change of control, death or termination of a director’s tenure on the Board) within 60 days of the date set forth above.

All executive officers and directors as a group (22 persons) hold exercisable stock options and vested restricted stock units totaling 2,880,022 shares.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

With respect to the fiscal year ended December 31, 2007, the Compensation Committee hereby reports as follows:

1. The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis, set forth on pages 15 through 31 of this proxy statement, as required by Item 402(b) of Regulation S-K; and

2. Based on the review and discussions referred to in paragraph 1, above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission.

COVENTRY HEALTH CARE
COMPENSATION COMMITTEE
L. Dale Crandall (Chair)
Rodman W. Moorhead, III
Timothy T. Weglicki

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Compensation Program Philosophy

The Company’s compensation program is designed to meet three primary objectives:

1. To provide incentives for delivery of stockholder value;

2. To establish a direct relationship between compensation and performance by the individual and the Company; and

3. To design incentives that motivate executives and are competitive with our peer group so the Company can attract and retain talent.

Executive Summary: What the Compensation Program is Designed to Reward

The guiding principles supporting the Company’s compensation philosophy and program include:

1. Aligning executive compensation with achievement of Company goals and objectives that reinforces “pay for performance”;

2. Creating an ownership culture by linking compensation to the achievement of performance goals that enhance stockholder value; and

3. Monitoring and benchmarking peer group best practices to ensure that the Company’s compensation program is consistent with its philosophy. The Company has assembled a peer group of healthcare insurance competitors based on an analysis of:

a. Market capitalization;

b. Revenue; and

c. Similar broad-based product and service offerings.

Our peer group for the 2007 fiscal year (which remains current other than as noted below) includes the following public healthcare insurance companies:

Aetna Inc.

AMERIGROUP Corp

Assurant, Inc.

CIGNA Corporation

Health Net, Inc.

Humana Inc.

Sierra Health Services*

UnitedHealth Group Incorporated

WellCare Health Plans, Inc.

WellPoint Health Networks, Inc.

     * Sierra was included in our peer group until March 12, 2007, when UnitedHealth announced its acquisition of Sierra.

Generally, the Company seeks to set executive base salaries and related benefits at the median of its peer group, while incentive-based pay is designed such that total compensation will exceed the 75th percentile of our peer group if pre-established performance goals are achieved. (The term “75th percentile” means that the compensation paid by the Company is equal to or greater than 75% of its peer group.)

Consistent with its pay-for-performance philosophy, the Company believes the guaranteed components of compensation, in particular, base salaries and related benefits, should constitute a relatively low percentage of overall compensation. By contrast, “at-risk” components of compensation that vary based on performance goals or the value of the Company’s common stock, such as incentive bonuses and equity grants, should comprise a significant portion of total compensation. In 2007, each named executive officer’s total compensation, as reported in the Summary Compensation Table, was comprised primarily of amounts attributed to “at-risk” forms of compensation by achieving or exceeding established goals. The “at-risk” proportion for 2007 is as follows:

Wolf	89.8%
Guertin	84.7%
McDonough	84.9%
Soistman	86.0%
Zielinski	81.2%

The calculation above includes total compensation (as set forth in the Summary Compensation Table) less guaranteed compensation (base salary, benefits, perquisites, and Company match on the 401(k) Restoration and Deferred Compensation Plan) in the numerator; with the denominator comprised of total compensation (again, as set forth in the Summary Compensation Table).

The Compensation Committee adopts executive compensation programs that provide a mix of cash and equity-based awards for the achievement of business plan results and other strategic objectives, the creation of stockholder value, and superior individual performance. Incentive compensation awards vary with the level of performance achieved. The compensation program includes high performance threshold levels and places a significant portion of an executive’s compensation at risk, tied to both Company and individual performance. This approach to compensation aligns the short- and long-term interests of the Company’s executives with its stockholders.

The Company considers the impact of Internal Revenue Code Section 162(m) in the design of its compensation strategies. Under Section 162(m) of the Internal Revenue Code, compensation paid to executive officers in excess of $1,000,000 cannot be taken by the Company as a tax deduction unless the compensation qualifies as performance-

based compensation. It is the Company’s expectation that awards paid to executives under its 2004 Incentive Plan, as amended in 2006, will qualify as performance based compensation. However, the Company has determined that it will not necessarily seek to limit executive compensation to amounts deductible under Section 162(m) of the Internal Revenue Code if such limitation is not in the best interests of the Company and its stockholders. The Compensation Committee will monitor business and legal developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and its stockholders.

Executive officers provide input regarding selection of the peer group, the development of compensation programs to attract and retain talented executives, and the selection of performance measures that recognize individual performance while maximizing stockholder value. The chief executive officer provides recommendations to the Compensation Committee regarding the compensation of our named executive officers (other than his own compensation). The Compensation Committee, working in conjunction with its independent, retained executive compensation consultant, Frederic W. Cook & Co., Inc., supplements and evaluates this executive input.

The Compensation Committee reviews, on a regular basis, tally sheets for each member of executive management that describes each element of compensation, including base salary, annual cash incentive awards, equity awards, deferred compensation, and perquisites. Tally sheets are continually updated throughout the year and reviewed whenever compensation issues are considered. A tally sheet review, with respect to proposed fiscal year 2007 compensation, was undertaken by the Compensation Committee and was then presented to the Board for evaluation and discussion. The Compensation Committee also reviewed the tally sheets in connection with its review and approval of 2007 incentive compensation for senior executives under the Company’s Executive Management Incentive Plan (“EMIP”). Similarly, tally sheets were used to evaluate base pay decisions for fiscal year 2008 (as footnoted in the Summary Compensation Table) and when the EMIP payouts for fiscal year 2007 were discussed and approved.

The Compensation Committee determines the CEO’s compensation and also evaluates and approves senior executive compensation levels recommended by the chief executive officer. The Compensation Committee also reviews, evaluates, and recommends non-management director compensation to the Board. In addition, each year, the Compensation Committee evaluates its own performance and reviews its Committee Charter. Any proposed changes to the Committee Charter are reported to and approved by the Board.

Elements of Compensation

Base Salary.  The Company views base salaries as primarily an attraction and retention device, and a “fixed cost” compensation element. The Company establishes base salaries at levels that are competitive with the median base salaries of executives at peer group companies. Base salaries for our named executive officers are considered annually by the Compensation Committee and increases are based on each individual’s level of performance, current position and responsibilities with the Company, and an analysis of peer group competitiveness. Other elements of compensation that are specifically linked to base salary and thus “fixed” in nature (such as life insurance, accidental death and dismemberment, and short- and long-term disability) are also targeted at market median competitiveness.

The Compensation Committee considered increases to base salaries of the Company’s named executive officers, as detailed below. Recognition of individual performance, as well as meeting our stated objective of being competitive with the median compensation paid by our peer group, were the primary factors used to determine the amount of the increases. Additionally, the Company exceeded its revenue, earnings, and budget goals for the previous fiscal year. The following annual pay increases were approved for the 2007 fiscal year:

		% Increase
	2007 Base	Over 2006

Wolf	$925,000	8.8%
Guertin	$525,000	10.5%
McDonough	$885,000	4.1%
Soistman	$575,000	9.5%
Zielinski	$450,000	9.8%

The base salaries effective for fiscal year 2008 are set forth in footnote 1 to the Summary Compensation Table.

Annual Performance Incentives.  The purpose of the Company’s annual performance incentive plan is to recognize and reward executives for taking actions that build the value of the Company and generate competitive total returns to stockholders. In keeping with its pay-for-performance philosophy, at the beginning of 2007, the Company established the 2007 EMIP for certain senior executives, including the named executive officers.

Under the 2007 EMIP, the Compensation Committee established target awards, for achievement in 2007, reflecting a percentage of base salary for each eligible executive, as follows:

Wolf	150%
Guertin	75%
McDonough	100%
Soistman	75%
Zielinski	70%

The above EMIP targets were intended to be competitive with similar incentives awarded to executives in similar management positions with our peers, the role of annual incentives in our total compensation strategy, and internal relativities of experience, influence, and executive responsibility. At the beginning of each performance year, the Company’s management proposes performance goals that are to be considered by the Compensation Committee under the EMIP. The Committee, working in conjunction with its independent compensation consultant, reviews the proposals and approves the final performance goals. The performance goals include target and stretch thresholds for earnings per share (“EPS”) and a modifier based on EPS growth rate that are designed to reward performance and pay incentive compensation equal to or better than the 75th percentile of the Company’s peer group. Upon attainment of the performance goals, individual incentive awards are granted to the named executive officer on the basis of Company and individual performance. To ensure that senior executives are only rewarded for achieving superior results, the EMIP is designed so that no payments are made if actual results do not meet the minimum threshold targets (90% of EPS goal).

The Compensation Committee considers the attainment of these performance goals to be challenging, given the performance achieved by our peer group and the overall competitiveness in the healthcare insurance market. The performance goals under the 2007 EMIP were established by the Committee and were based on the attainment of fiscal year 2007 fully diluted EPS of $3.82, as established in the Company’s 2007 budget, which represented a year-over-year EPS growth of 10%.

If the target performance goal is exceeded, the Compensation Committee may grant higher awards based on such factors as individual performance, the degree to which the performance goal is exceeded, and such other factors as the Compensation Committee may determine in its discretion. No participating executive may receive an award that exceeds the lesser of $5 million or 1% of operating earnings. The plan permits the Company to make the annual incentive payments in cash, equity, or a mix of both. The Company chose to make all 2007 EMIP payments in cash, consistent with its historic practice for such annual incentive payments.

Annual incentive awards under the EMIP to named executive officers are reviewed and approved by the Compensation Committee. The Compensation Committee, in consultation with its independent compensation consultant, determines the CEO’s EMIP award. The actual incentive payments for 2007 performance as summarized in the Summary Compensation Table on page 24 of this proxy statement, were based on the Company’s achievement of fiscal 2007 results that exceeded the EPS target by 4%.

EMIP payments for Mr. Wolf, Mr. Guertin, and Mr. Zielinski were consistent with the Company’s success in achieving EPS goals, including year-over-year EPS growth of 14.7%. Under Mr. Soistman’s leadership, the Company has become a significant participant in the Medicare and Medicaid markets and his 2007 EMIP award acknowledges this outstanding performance. Mr. McDonough’s EMIP payment was paid at approximately 45% of target due to the performance of the Company’s Commercial Business Division. For the 2008 fiscal year, the Company will continue the same basic annual incentive approach as contained in the 2007 EMIP.

Long-Term Incentives.  Unlike its “fixed cost” approach to base salary and related benefits, the Company utilizes a performance-based approach for long-term incentives by seeking to pay awards exceeding 75% of its peer group if superior results are achieved. The Company establishes a total compensation objective that will pay 75th percentile compensation when superior results are achieved and will pay significantly less than the 75th percentile when performance goals are not met. Generally, it is the Company’s philosophy to place greater emphasis on long-term incentive compensation than on base salary and annual performance incentives.

Long-term performance-based incentives are designed to align executive compensation with the delivery of total stockholder value. The Company uses a variety of equity grants, including performance-based restricted stock awards and stock option grants to encourage executives to manage the Company toward sustained long-term growth in stockholder value. Long-term incentives (ranging from three to ten years) instill an ownership culture and deliver value only when the marketplace recognizes that value has been created through increased share price.

The 2004 Incentive Plan

The 2004 Incentive Plan is an umbrella plan integral to the Company’s compensation program. It was designed to provide the flexibility and incentives required to attract highly qualified individuals in a competitive marketplace, to motivate and retain key employees, and to meet the requirements of Section 162(m) of the Internal Revenue Code for “performance-based” compensation. The Compensation Committee has the authority to approve (as recommended by Company management) all awards made under this plan. The 2004 Incentive Plan provides the Company with the flexibility to adapt to changing market influences that may prompt varying the mix of performance-based cash awards, nonqualified stock option grants, and restricted stock awards.

The Compensation Committee uses an analysis of total compensation paid to peer company executives when establishing potential long-term incentive payments to its named executive officers. Actual allocation of long-term incentive potential to an executive is based on achievement of that executive’s specific performance goals and contributions to results, using tally sheets and peer group competitiveness to achieve a balance of nonqualified stock options and restricted stock awards. In 2007, the Company continued to use long-term incentives to focus executive efforts on improvements in EPS and EPS growth. The Company used these same EPS and EPS growth measures (described above with respect to annual cash incentive payments) as the triggers for the four-year, 25% vesting schedule for the restricted stock awards granted in 2007 to each of the named executives officers, as well as for the targets established under the Mid-Term Executive Retention Plan, described in detail below.

In approving the number of nonqualified stock options awarded to named executive officers, individual stock option grant amounts are determined in the context of the Compensation Committee’s review of the tally sheets for each named executive officer that outline total target compensation, and in light of the Company’s philosophy of weighting overall compensation toward performance-related and at-risk components (see the “at-risk” percentages of total executive compensation on page 16 of this proxy statement). Black-Scholes values are used to convert the number of stock option shares granted into a dollar value that can then be compared with peer group competitor practices and the Company’s total compensation objective. In addition to being competitive to the peer group (based on tally sheet analysis), the number of stock option grants for the named executive officers take into account the Company’s year-over-year growth in both revenue and EPS, expansion into profitable markets, and strategic acquisitions that have positioned the Company as a full-service healthcare organization. See the Grants of Plan-Based Awards During Fiscal Year 2007 table on page 25 for a summary of the grants awarded in 2007.

The Black-Scholes assumptions for the nonqualified stock option grants included in this proxy are as follows:

Grant date	6/25/2003	6/14/2004	11/3/2004	6/20/2005	5/22/2006	5/22/2007
Grant price	$19.30	$32.46	$28.37	$47.90	$51.30	$60.01
Expected Term (in years)	4.0	5.0	5.0	4.1	4.6	4.5
Volatility	42.0%	42.0%	37.0%	32.0%	34.0%	25.3%
Risk Free Rate	3.5%	4.0%	3.4%	3.8%	4.9%	4.8%
Dividend	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

The desire to retain highly qualified executives important to the Company’s succession plan is one factor in the determination of executive equity awards. For example, in 2004, Mr. Wolf’s promotion to Chief Executive Officer and Mr. McDonough’s promotion to President, resulted in the grant of nonqualified stock options and the award of restricted stock that continued to vest in 2007 and thus are reflected in the 2007 Summary Compensation Table. In 2004, Mr. Wolf received no restricted stock awards and received 1,000,000 nonqualified stock options (pre-split) to recognize his promotion to CEO. As this award vests 25% annually, this year’s Summary Compensation Table includes the $5,163,750 value attributed to proportional vesting in 2007. Similarly, in 2004, Mr. McDonough received a restricted stock award (pre-split) of 50,000 shares and 300,000 nonqualified stock options (pre-split) to recognize his promotion to President. These awards also vest 25% annually, resulting in $2,157,750 of proportional value of vested or released equity awards reported in the 2007 Summary Compensation Table.

The Company does not time grants and awards around material, non-published information. Grant and award dates are determined either as of a specific future event (such as date of hire or date of promotion) or on the date of the Compensation Committee’s approval. The Compensation Committee generally considers new hire and promotion awards at its regularly scheduled meetings. Awards approved for executives that are newly hired or promoted are priced at the closing market price on the date of grant. The date of grant is either:

(i) the date of hire or promotion if that date is after the Compensation Committee’s approval of the award; or

(ii) the date of the Compensation Committee’s approval if the date of hire or promotion is before the Compensation Committee’s approval date.

The annual equity grants for key management are considered and approved at a Compensation Committee meeting held mid-year. The annual grant date is four (4) business days after the date of the Compensation Committee’s approval to allow time to communicate the awards and to timely file Form 4 disclosures with the Securities and Exchange Commission. The exercise price of option awards is the closing market price of the Company’s stock on the grant date. As of December 31, 2007, there were 7,024,761 shares of common stock available for grant under the 2004 Incentive Plan.

The Mid-Term Executive Retention Plan

Retention of key senior executives, including the named executive officers, is of critical importance to the Company’s success. Since May 2004, the Company has utilized a program intended to promote the retention of such executives, the Mid-Term Executive Retention Plan. This deferred compensation program is administered under the terms of the 2004 Incentive Plan. This plan design includes an annual EPS target and service requirements applied over a three (3) year period, with payments contingent both on the EPS target being achieved and the executives remaining with the Company. Account balances are forfeited if EPS targets or service requirements are not met. Earlier payment can occur in the event of a change-of-control, in which case all participants’ accounts vest in full, or in the event of a participant’s death or involuntary discharge without cause, in which case such participant’s accounts vest on the date of death or discharge (if the required EPS performance metric had been met). The same annual budgeted EPS goal used for the annual incentive EMIP target is used as the trigger to commence vesting of the Mid-Term Executive Retention Plan (and the release of restrictions on restricted stock awards as discussed on page 19 of this proxy statement). The Compensation Committee considers these EPS goals to contain reasonable stretch thresholds that recognize the performance achieved by our peer group and consider the competitiveness in the healthcare insurance market.

The Mid-Term Executive Retention Plan utilizes two types of cash contributions: a fixed dollar allocation and a stock equivalent allocation credit. Investment returns for the fixed dollar allocation account are based on a model portfolio as selected by the Company. The credits in the stock equivalent allocation account increase or decrease in accordance with the price of the Company’s common stock. The Mid-Term Executive Retention Plan continues to have an intermediate focus (three years) and includes specific performance measures, in particular EPS goals, that must be achieved before the three-year vesting schedule begins and cash and stock equivalent allocations are paid out.

On July 1, 2006 and 2007, the Company made annual fixed dollar allocations for each participant. The fixed dollar allocation for the named executive officers was a percentage of compensation (salary plus EMIP incentive payment) as follows for each year:

	2006	2007

Wolf	45%	50%
Guertin	35%	40%
McDonough	35%	40%
Soistman	35%	40%
Zielinski	25%	35%

Although not guaranteed, all participants were eligible to receive a credit to a stock equivalent allocation account equal to 35% of each participant’s fixed dollar cash allocation conditioned on Company and individual performance. The credits in such stock equivalent allocation accounts increase or decrease in accordance with the price of the Company’s common stock. All plan allocations are based on an evaluation of the potential payouts from all compensation and incentive arrangements through a review of tally sheets and a determination of an amount that would significantly align the executive with the Company’s goals and objectives. A three-year rolling vesting feature provides significant retention value.

Under the Mid-Term Executive Retention Plan for 2007, contributions to the fixed dollar allocation and stock equivalent allocation accounts were made subject to forfeiture if the executive were to resign, were terminated for cause prior to June 30, 2010, or if the performance criteria of EPS of $3.82 for 2007 were not met. Since the performance criteria was met, all fixed dollar allocations and stock equivalent allocation credits will vest and be paid in cash after June 30, 2010, subject to the executive not resigning or being terminated for cause. Payment earlier than June 30, 2010 is possible in the event of a change-of-control, in which case all participants’ accounts will vest in full, or in the event of a participant’s death or involuntary discharge without cause, in which case such participant’s accounts will vest on the date of death or discharge.

The following 12/31/2007 Mid-Term Executive Retention Plan account balances have met the performance criteria vesting and are still subject to service-based forfeiture:

Wolf	$2,584,626
Guertin	$758,998
McDonough	$1,343,941
Soistman	$938,527
Zielinski	$475,521

See the Summary Compensation Table (footnote 3) on page 24 of this proxy statement related to the Mid-Term Executive Retention Plan allocations made in 2006 and 2007. The amounts reported in the “2006 Mid-Term” column of the Summary Compensation Table (footnote 3) have been amended from last year’s reporting to reflect the July 1, 2006 contribution rather than the “proportional values allocated to 2006 service” as previously reported. See the Grants of Plan-Based Awards Table (footnote 1) on page 25 of this proxy statement for a summary of the estimated future payouts from the 2007 Mid-Term Executive Retention Plan allocations.

Non-Qualified Deferred Compensation Plan (Restore Plan) and Expanded Long-term Disability Coverage

The Company provides two programs that enable the Company to deliver the same benefit value (as a percent of base salary and annual incentive payments) to named executive officers as is provided to all other employees.

Benefits in this category include the 401(k) Restoration and Deferred Compensation Plan and expanded long-term disability coverage.

The Company’s 401(k) Restoration and Deferred Compensation Plan is positioned at peer group medians of market practice. The 401(k) Restoration and Deferred Compensation Plan (discussed in more detail in the supporting narrative of the Nonqualified Deferred Compensation Table on page 28 of this proxy statement) maintains the relative value of the Company-provided retirement benefit to all employees curtailed by Internal Revenue Code Section 415. This benefit is paid to equalize benefits (on the basis of percent of base pay allocated to retirement funding) for all similarly situated executives.

While forty-four percent (44%) of our peer group sponsor some form of defined benefit pension plan, the Company provides no such retirement benefit.

The upgraded long-term disability benefit is likewise structured to remove Internal Revenue Code and ERISA limitations to equalize benefits on the basis of percent of compensation eligible for long-term disability payment consideration. Under terms of the employment agreements executed with each named executive officer, long-term disability payments will be provided at full salary continuation until the executive qualifies for benefits under the standard employee long-term disability program (see page 30 of this proxy statement). Once the standard employee long-term disability benefit payments begin, a named executive officer will receive 60% of his pre-disability earnings, supplemented by the Company to the extent not covered under the long-term disability program.

Perquisites.  The Company provides a limited number of perquisites to the named executive officers. The Company believes that these limited perquisites are necessary to attract and retain talented executives, to promote greater efficiency and productivity of executives’ time, and in some cases, to provide physical security for the executives. The Company-provided perquisites include a company car (lease or allowance) and private aircraft services for business use for all named executive officers and limited personal use for Mr. Wolf, Mr. Guertin, Mr. McDonough, and Mr. Soistman.

All executives have the right to participate in Company employee benefit programs (including medical, dental, vision, life, accidental death and dismemberment, dependent life, short-term disability, 401(k), vacation/holidays, group legal, and flexible spending accounts). Benefit plan participation is on the same basis as all other eligible employees, except that highly compensated employees ($200,000 base plus MIP/EMIP) pay a higher medical plan contribution rate than other covered employees.

Executive Stock Ownership Guidelines.  The Company has adopted stock ownership guidelines for certain executive officers. These guidelines promote a long-term perspective and further align executive officers’ interests with stockholders’ interests. These guidelines also support the Company’s longstanding commitment to sound corporate governance. The guidelines recommend that the Chief Executive Officer, President, Executive Vice Presidents, Senior Vice Presidents and other designated executives own shares of the Company’s common stock having a continuing value equal to a multiple of their base salary.

The recommended multiples are as follows:

Chief Executive Officer and the President	Six times base salary
Executive Vice Presidents	Five times base salary
Senior Vice Presidents	Four times base salary
Other designated executives	Two times base salary

Executives are expected to achieve their stock ownership goals within three (3) years of the date such executive becomes subject to the guidelines. Executives who do not meet the guidelines within the prescribed time frame may not be eligible for future stock grants. As displayed in the following table, all named executive officers have met their stock ownership guideline:

	Guideline		Shares Held as of
	Multiple of	Share Ownership	December 31,	Percent of
Executive	Base Salary	Guideline*	2007	Guideline Met

Wolf	6 times	97,722	214,697	220%
Guertin	5 times	44,304	100,196	226%
McDonough	6 times	89,620	240,922	269%
Soistman	5 times	50,633	174,166	344%
Zielinski	5 times	40,084	59,485	148%

*	Based on the closing market price of the Company’s stock on December 31, 2007 of $59.25 per share.

Hedging or any form of margin arrangement, short sales, and/or dealing in puts and calls of the Company’s stock by executives is prohibited.

Post-Termination Arrangements.  The Company provides severance and change-in-control post-termination benefits to its named executive officers. These arrangements are provided to maintain executive continuity and leadership during potentially disruptive negotiations relating to potential mergers, acquisitions, or other business combinations that may threaten continued employment of the executive. These arrangements also serve to protect the stockholders’ interest in maintaining executive leadership so that goals and objectives in the best interest of the stockholders are pursued.

Severance and related excise tax provisions are established at the median of peer group levels. Should an executive’s change-in-control payment result in the imposition of Section 4999 excise taxes, the executive will receive gross-up protection, except that a ten-percent (10%) cutback provision applies, to the extent such cutback would eliminate the excise tax. The cutback is capped at $100,000 for the CEO and $50,000 for the other named executive officers. Had a change-in-control occurred on December 31, 2007, no excise tax would have been assessed and the cutback provision would not have been applied for any named executive officer.

See the Post-Termination Compensation — Fiscal Year 2007 table and the Employment Agreement Summary table on pages 29 through 31 of this proxy statement for a summary of the post-termination, severance, death, and disability payments available to the named executive officers.

Set forth on the following page is information concerning the compensation of the named executive officers for our most recent fiscal year.

Summary Compensation Table — Fiscal Year 2006 and 2007

					Non-Equity		All Other
					Incentive		Compensation
					Plan		See All Other
			Stock Awards	Option Awards	Compensation		Compensation Table
Name and Principal Position	Year	Salary(1)	(2)	(2)	(3)		Below(5)	Total

Dale B. Wolf	2007	$925,000	$1,688,743	$7,846,664	$3,821,226		$588,190	$14,869,823
Chief Executive Officer	2006	$850,000	$1,405,643	$7,113,179	$3,174,110		$491,194	$13,034,126
Shawn M. Guertin	2007	$525,000	$928,688	$1,755,056	$1,126,486		$165,168	$4,500,398
Executive Vice President, Chief Financial Officer, and Treasurer	2006	$475,000	$680,901	$1,328,873	$887,052		$135,734	$3,507,560
Thomas P. McDonough	2007	$885,000	$1,718,203	$3,289,535	$1,255,907		$232,518	$7,381,163
President	2006	$850,000	$1,783,120	$2,981,261	$3,238,698	(4)	$286,359	$9,139,438
Francis S. Soistman, Jr.	2007	$575,000	$1,025,503	$1,777,184	$1,511,489		$129,699	$5,018,875
Executive Vice President, Government & Individual Plans	2006	$525,000	$910,663	$1,319,310	$1,181,554		$237,926	$4,174,453
Thomas Zielinski	2007	$450,000	$793,038	$644,895	$771,202		$61,370	$2,720,505
Executive Vice President, General Counsel

(1)	New base salary rates effective 12/22/2007 are as follows: Wolf $965,000; Guertin $570,000; Soistman $600,000; Zielinski $475,000.

(2)	Stock Awards and Option Awards use a methodology consistent with FAS 123R that reports Black-Scholes value attributed to the 2007 service year from grants awarded in previous years and reported in the respective proxies (2003, 2004, 2005, 2006) and 2007. See Black-Scholes assumptions on page 20 of this proxy statement.

(3)	Annual Executive Management Incentive Plan (EMIP) payment and Mid-Term Executive Retention Plan allocations made 7/1/2006 and 7/1/2007 (see discussion regarding change in “2006 Mid-Term” reporting, page 21 of this proxy statement).

	2006 EMIP	2006 Mid-Term	2006 Total	2007 EMIP	2007 Mid-Term	2007 Total

Wolf	$1,625,000	$1,549,110	$3,174,110	$2,100,000	$1,721,226	$3,821,226
Guertin	$450,000	$437,052	$887,052	$600,000	$526,486	$1,126,486
McDonough	$700,000	$838,698	$1,538,698	$400,000	$855,907	$1,255,907
Soistman	$650,000	$531,554	$1,181,554	$850,000	$661,489	$1,511,489
Zielinski	NA	NA	NA	$405,000	$366,202	$771,202

(4)	Consists of $700,000 EMIP and $838,698 Mid-Term payments (footnote 3 above) and $1,700,000 Special Performance Incentive payment based on achievement of year-over-year increase in the Company’s revenue and First Health integration goals (January 1, 2005 to June 30, 2006). Maximum payout of two times annual base salary was paid on July 7, 2006.

(5)	All Other Compensation Footnote of Summary Compensation Table — Fiscal Years 2006 and 2007

			Company			Company Match
			Provided		Company Match	Nonqualified
			Transportation	Transportation	Retirement	401(k) Restore
		Car(a)	(Aircraft)(b)	Gross-up	Savings	Plan	LTD Value(c)	Total

Wolf	2007	$17,531	$341,976	$78,283	$10,125	$112,735	$27,540	$588,190
	2006	$17,466	$213,860	$66,146	$9,900	$157,200	$26,622	$491,194
Guertin	2007	$12,000	$79,621	$19,915	$10,125	$35,857	$7,650	$165,168
	2006	$12,000	$38,175	$22,163	$9,784	$45,962	$7,650	$135,734
McDonough	2007	$14,400	$95,868	$29,504	$10,125	$64,567	$18,054	$232,518
	2006	$14,400	$81,353	$34,198	$9,900	$110,400	$36,108	$286,359
Soistman	2007	$12,000	$30,423	$19,899	$10,125	$47,154	$10,098	$129,699
	2006	$12,000	$55,752	$27,757	$9,900	$121,807	$10,710	$237,926
Zielinski	2007	$12,000	$—	$8,312	$10,125	$25,792	$5,141	$61,370

(a)	Lease value (plus insurance) for Wolf car and cash allowance for other executives.

(b)	Incremental cost to the Company includes amounts billed per trip for airport fees, catering, and other trip-related expenses and a portion of the depreciation cost of the Company’s fractional share of leased or timeshare aircraft.

(c)	Projected premium cost of long-term disability benefit per employment agreement (see Employment Agreement Summary on page 30 of this proxy statement).

Set forth below is information concerning each award granted to a named executive officer in 2007. This includes EMIP opportunity, Mid-Term Executive Retention Plan awards, restricted shares awarded, and non-qualified stock options granted.

Grants of Plan-Based Awards During Fiscal Year 2007

							All Other
		Estimated	Estimated		Estimated	Estimated	Option
		Future	Future		Future	Future	Awards:
		Payouts	Payouts		Payouts	Payouts	Number	Exercise or	Grant Date
		Under	Under		Under	Under	of Securities	Base Price	Fair
		Non-Equity	Non-Equity		Non-Equity	Equity	Underlying	of Option	Value of Stock
		Incentive	Incentive		Incentive	Incentive Plan	Options	Awards	and Option
Name	Grant Date	Plan Awards	Plan Awards		Plan Awards	Awards	(4)	($/Shares)	Awards
		Threshold	Target		Maximum	Target
		(2)			(2)(5)	(3)

Wolf	5/22/2007					$1,800,300			$1,800,300
	5/22/2007						225,000	$60.01	$4,071,510
	7/1/2007		$1,992,534	(1)
		$624,375	$1,387,500	(2)	$5,000,000
Guertin	5/22/2007					$1,500,250			$1,500,250
	5/22/2007						100,000	$60.01	$1,809,560
	7/1/2007		$609,473	(1)
		$177,188	$393,750	(2)	$5,000,000
McDonough	5/22/2007					$1,200,200			$1,200,200
	5/22/2007						125,000	$60.01	$2,261,950
	7/1/2007		$990,819	(1)
		$398,250	$885,000	(2)	$5,000,000
Soistman	5/22/2007					$1,200,200			$1,200,200
	5/22/2007						100,000	$60.01	$1,809,560
	7/1/2007		$765,756	(1)
		$194,063	$431,250	(2)	$5,000,000
Zielinski	5/22/2007					$1,050,175			$1,050,175
	5/22/2007						50,000	$60.01	$904,780
	7/1/2007		$423,925	(1)
		$141,750	$315,000	(2)	$5,000,000

(1)	Mid-Term Executive Retention Plan (initial allocation with three year annual 5% assumed investment growth)

(2)	2007 EMIP

(3)	Performance-based restricted stock award vests 25% annually to fully vest on 5/22/2011 (2007 earnings per share performance target met)

(4)	Nonqualified stock options vest 25% annually, with a ten year exercise term from grant

(5)	Maximum payout equals the lesser of $5,000,000 or 1% of 2007 operating earnings ($6,260,940)

Note: See narrative beginning on page 19 of this proxy statement for details regarding methodology for determining stock awards.

The following table provides information concerning unexercised stock options and unvested shares of restricted stock at December 31, 2007:

Outstanding Equity Awards at Fiscal Year-End — Fiscal Year 2007

	Option Awards					Stock Awards
								Market
						Number of		Value
	Number of	Number of				Shares		of Shares
	Securities	Securities				or Units of		or Units
	Underlying	Underlying				Stock		of Stock
	Unexercised	Unexercised		Option	Option	That		That
	Options	Options		Exercise	Expiration	Have Not		Have Not
Name	Exercisable	Unexercisable		Price	Date	Vested		Vested

Wolf	246,250			$19.30	6/25/2013
	1,125,000	375,000	(1)	$32.46	6/14/2014
	112,500	112,500	(2)	$47.90	6/20/2015
	51,750	155,250	(3)	$51.30	5/22/2016
		225,000	(4)	$60.01	5/22/2017
						90,000	(23)	$5,332,500
Guertin	8,750			$19.30	6/25/2013
	33,750	11,250	(5)	$32.46	6/14/2014
	77,500	37,500	(6)	$28.37	11/3/2014
	56,250	56,250	(7)	$47.90	6/20/2015
	25,000	75,000	(8)	$51.30	5/22/2016
		100,000	(9)	$60.01	5/22/2017
						55,000	(24)	$3,258,750
McDonough	156,250			$19.30	6/25/2013
	337,500	112,500	(10)	$32.46	6/14/2014
	75,000	75,000	(11)	$47.90	6/20/2015
	31,250	93,750	(12)	$51.30	5/22/2016
		125,000	(13)	$60.01	5/22/2017
						76,250	(25)	$4,517,813
Soistman	15,000	15,000	(14)	$32.46	6/14/2014
	71,138	37,500	(15)	$28.37	11/3/2014
	56,250	56,250	(16)	$47.90	6/20/2015
	25,000	75,000	(17)	$51.30	5/22/2016
		100,000	(18)	$60.01	5/22/2017
						53,750	(26)	$3,184,688
Zielinski		7,500	(19)	$32.46	6/14/2014
		22,500	(20)	$47.90	6/20/2015
		37,500	(21)	$51.30	5/22/2016
		50,000	(22)	$60.01	5/22/2017
						41,875	(27)	$2,481,094

(1)	375,000 vests 6/14/2008

(2)	56,250 vests 6/20/2008 and 6/20/2009

(3)	51,750 vests 5/22/2008, 5/22/2009, and 5/22/2010

(4)	56,250 vests 5/22/2008, 5/22/2009, 5/22/2010, and 5/22/2011

(5)	11,250 vests 6/14/2008

(6)	37,500 vests 11/3/2008

(7)	28,125 vests 6/20/2008 and 6/20/2009

(8)	25,000 vests 5/22/2008, 5/22/2009, and 5/22/2010

(9)	25,000 vests 5/22/2008, 5/22/2009, 5/22/2010, and 5/22/2011

(10)	112,500 vests 6/14/2008

(11)	37,500 vests 6/20/2008 and 6/20/2009

(12)	31,250 vests 5/22/2008, 5/22/2009, and 5/22/2010

(13)	31,250 vests 5/22/2008, 5/22/2009, 5/22/2010, and 5/22/2011

(14)	15,000 vests 6/14/2008

(15)	37,500 vests 11/3/2008

(16)	28,125 vests 6/20/2008, and 6/20/2009

(17)	25,000 vests 5/22/2008, 5/22/2009, and 5/22/2010

(18)	25,000 vests 5/22/2008, 5/22/2009, 5/22/2010, and 5/22/2011

(19)	7,500 vests 6/14/2008

(20)	11,250 vests 6/20/2008 and 6/20/2009

(21)	12,500 vests 5/22/2008, 5/22/2009, and 5/22/2010

(22)	12,500 vests 5/22/2008, 5/22/2009, 5/22/2010, and 5/22/2011

(23)	18,750 vests 6/20/2008 and 6/20/2009; 7,500 vests 5/22/2008, 5/22/2009, and 5/22/2010; 7,500 vests 5/22/2008, 5/22/2009, 5/22/2010, and 5/22/2011

(24)	3,750 vests 6/14/2008; 7,500 vests 6/20/2008, and 6/20/2009; 3,750 vests 5/22/2008, 5/22/2009, and 5/22/2010; 6,250 vests 5/22/2008, 5/22/2009, 5/22/2010, and 5/22/2011

(25)	18,750 vests 6/14/2008; 11,250 vests 6/20/2008 and 6/20/2009; 5,000 vest 5/22/2008, 5/22/2009, and 5/22/2010; 5,000 vest 5/22/2008, 5/22/2009, 5/22/2010, and 5/22/2011

(26)	3,750 vests 6/14/2008; 7,500 vests 6/20/2008, and 6/20/2009; 5,000 vests 5/22/2008, 5/22/2009, and 5/22/2010; 5,000 vests 5/22/2008, 5/22/2009, 5/22/2010, and 5/22/2011

(27)	5,625 vests 6/14/2008; 5,625 vests 6/20/2008 and 6/20/2009; 2,500 vests 5/22/2008, 5/22/2009, and 5/22/2010; 4,375 vests 5/22/2008, 5/22/2009, 5/22/2010, and 5/22/2011

The following table provides information concerning exercises of stock options and vesting of restricted shares during 2007 for the named executive officers:

Option Exercises and Stock Vested — Fiscal Year 2007

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise	on Exercise *	on Vesting	on Vesting *

Wolf	260,000	$13,148,080	40,312	$2,376,749
Guertin	60,000	$1,879,870	17,812	$1,057,311
McDonough	350,000	$16,069,575	49,062	$2,916,461
Soistman	100,000	$3,328,046	27,500	$1,626,200
Zielinski	75,250	$2,557,314	19,375	$1,149,700

*	Note: Exercise price less grant price (amounts are pre-tax)

The Company does not have a defined benefit pension plan. The following table provides information concerning our 401(k) Restoration and Defined Benefits Plan for the named executive officers:

Nonqualified Deferred Compensation — Fiscal Year 2007

		Registrant
	Executive	Contributions	Aggregate	Aggregate	Aggregate
	Contributions	in Last FY	Earnings	Withdrawals /	Balance
Name	in Last FY	(1)	in Last FY	Distributions	at Last FY End

Wolf	$154,032	$112,735	$161,150	$—	$2,765,310
Guertin	$47,928	$35,857	$35,385	$—	$474,707
McDonough	$96,132	$64,567	$213,757	$—	$1,785,543
Soistman	$239,880	$47,154	$91,372	$—	$1,722,611
Zielinski	$35,706	$25,792	$25,195	$—	$337,553

(1)	Registrant Contributions in Last FY included in footnote 5 of Summary Compensation Table under “Company Match Nonqualified 401(k) Restore Plan”.

401(k) Restoration and Deferred Compensation Summary

An executive may defer up to 75% of base salary and up to 100% of bonus for a Plan Year. The Plan Year begins January 1 and ends December 31. Elections must be made in advance of the Plan Year. The Company matches the executive’s deferral with a contribution equal to the matching contribution formula in the 401(k) Plan, applied to the sum of the executive’s deferrals in the 401(k) Plan and this nonqualified 401(k) Restoration and Deferred Compensation Plan as a percent of eligible pay, less the Company’s matching contribution in the 401(k) Plan for the same year. In no event may the aggregate match to these plans exceed 4.5% of eligible compensation. Investment options include Company stock and a broad range of mutual funds available from T. Rowe Price, the Plan administrator (very similar to the mutual fund offerings in the all-employee 401(k) Plan). Earnings credited to an executive’s account are based on the specific investment elections of that executive. Transfers in existing invested funds are available daily. Distributions following termination are either lump sum or in substantially equal payments over a five-year period, as elected by the executive upon initial enrollment. Distributions are also available due to death, disability, or unforeseeable emergency. Such emergencies include severe financial hardship to the employee resulting from illness or accident of the employee, spouse or direct descendant; loss of property due to casualty; or other similar extraordinary and unforeseeable circumstances arising beyond the control of the employee.

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement that provides for payments to a named executive officer at, following, or in connection with any termination of employment, including by resignation, retirement, death, disability, or constructive termination, or on change-in-control or a change to the named executive officers responsibilities, assuming an effective date of December 31, 2007. Benefits available without discrimination to all salaried employees are excluded from the table.

The following table does not repeat information in other tables herein, unless the amount payable to the executive would be enhanced by the termination event:

Post-Termination Compensation — Fiscal Year 2007(1)

	Wolf	Guertin	McDonough	Soistman	Zielinski

Death Benefit Lump sum bonus (average last two years)	$1,662,500	$450,000	$1,912,500	$625,000	$317,500
Accelerated Mid-Term Executive Retention Plan Vesting	$2,584,626	$758,998	$1,343,941	$938,527	$475,521
Benefit Continuation(2)	$32,429	$21,619	$21,938	$22,310	$23,012
Accelerated Stock Vesting(4)	$17,889,863	$5,952,825	$9,128,250	$5,979,225	$3,235,519
Total	$22,169,418	$7,183,442	$12,406,629	$7,565,062	$4,051,552
Long-Term Disability Benefit
Base Pay (six months)	$482,500	$285,000	$442,500	$300,000	$237,500
Present Value LTD Exec Excess Payments	$19,212,923	$9,028,819	$7,728,504	$8,861,219	$3,388,331
Lump sum bonus (average last two years)	$1,662,500	$450,000	$1,912,500	$625,000	$317,500
Benefit Continuation(2)	$49,218	$32,812	$33,325	$33,894	$21,938
Accelerated Stock Vesting(4)	$17,889,863	$5,952,825	$9,128,250	$5,979,225	$3,235,519
Total	$39,297,004	$15,749,456	$19,245,079	$15,799,338	$7,200,788
Termination Without Cause or Constructive Termination
Severance	$5,255,000	$1,020,000	$2,797,500	$1,225,000	$792,500
Benefit Continuation(2)	$32,812	$16,406	$16,663	$16,947	$10,969
Accelerated Mid-Term Executive Retention Plan Vesting	$2,584,626	$758,998	$1,343,941	$938,527	$475,521
Accelerated Stock Vesting(3)	$13,095,788	$3,236,419	$6,057,938	$3,336,881	$1,501,894
Total	$20,968,226	$5,031,823	$10,216,042	$5,517,355	$2,780,884
Termination Without Cause or Constructive Termination (Within Two Years Following Change in Control) Severance	$5,255,000	$2,040,000	$5,595,000	$2,450,000	$1,585,000
Benefit Continuation(2)	$49,218	$32,812	$33,325	$33,894	$21,938
Accelerated Mid-Term Executive Retention Plan Vesting	$2,584,626	$758,998	$1,343,941	$938,527	$475,521
Accelerated Stock Vesting(4)	$17,889,863	$5,952,825	$9,128,250	$5,979,225	$3,235,519
Total Severance Absent 280G Excise Tax Gross-up	$25,778,707	$8,784,635	$16,100,516	$9,401,646	$5,317,978
Section 280G Excise Tax Gross-up(5)	$—	$—	$—	$—	$—
Total	$25,778,707	$8,784,635	$16,100,516	$9,401,646	$5,317,978

(1)	Values do not include ERISA-based programs or benefits available to all eligible employees or the 401(k) Restoration and Deferred Compensation Plan. Values are based on the assumption that the triggering event took place on December 31, 2007.

(2)	Company-paid premiums to continue pre-termination coverage levels for medical, dental, and vision.

(3)	One year acceleration of restricted awards and nonqualified stock options.

(4)	Full acceleration of restricted awards and nonqualified stock options.

(5)	No excise tax due.

The following table summarizes the provisions of our employment agreements with our named executive officers:

Employment Agreement Summary

Other Named Execs
Feature	Wolf	Guertin/McDonough/Soistman/Zielinski

Initial Date / Term	1/1/2008 / 3 years	Same(1)
Renewal	Year-to-year	Same(1)
Base Salary	Not less than the initial amount, to be reviewed annually and increased from time to time	Same(1)
Annual Incentive	Executive Management Incentive Plan at 150% target	Executive Management Incentive Plan at 100% target for McDonough; 75% target for Guertin and Soistman; and 70% target for Zielinski
Vacation	Four weeks	Same (1)
Auto	Leased + operating costs (tax gross-up)	Monthly allowance (tax gross-up)
Airplane Allowance	50 hours personal (tax gross-up)	None
Death Benefit	Lump sum equal to average bonus last two calendar years immediately preceding death and cost of medical, dental, and vision premiums (36 months). Stock options and restricted grants vest in full (including Mid-Term Executive Retention Plan).	Lump sum equal to average bonus last two calendar years immediately preceding death and cost of medical, dental, and vision premiums (24 months). Stock options and restricted grants vest in full (including Mid-Term Executive Retention Plan).
Disability Benefit	Base pay until eligible for LTD benefits (six months), then 60% of pre-disability earnings (to age 65) to extent not paid by LTD program. Lump sum equal to average bonus last two calendar years immediately preceding disability and cost of medical, dental, and vision premiums (36 months). Stock options and restricted grants vest in full.	Base pay until eligible for LTD benefits (six months), then 60% of pre-disability earnings (to age 65) to extent not paid by LTD program. Lump sum equal to average bonus last two calendar years immediately preceding disability and cost of medical, dental, and vision premiums (24 months). Stock options and restricted grants vest in full.
Termination	With or without cause upon 90 days notice.	Same(1)
Termination Without Cause or Constructive Termination	Two times sum of base salary and average bonus previous two calendar years immediately preceding year of termination (paid monthly over a two year period); cost of medical, dental, and vision premiums (24 months); unrestricted title to company car; additional stock option and restricted awards vesting credit (12 months); and Mid-Term Executive Retention Plan vests (to extent that performance measures had been met).	One times sum of base salary and average bonus previous two calendar years immediately preceding year of termination (paid monthly over a one year period); cost of medical, dental, and vision premiums (12 months); additional stock option and restricted awards vesting credit (12 months); and Mid-Term Executive Retention Plan vests (to extent that performance measures had been met).

Other Named Execs
Feature	Wolf	Guertin/McDonough/Soistman/Zielinski

Termination Without Cause or Constructive Termination Within Two Years Following a Change-in-Control	Two times sum of base salary and average bonus previous two calendar years immediately preceding year of termination (lump sum); cost of medical, dental, and vision premiums (36 months); unrestricted title to company car; and full vesting of stock options, restricted awards, and performance-based stock (including Mid-Term Executive Retention Plan). Gross-up of any taxes that may be imposed by Internal Revenue Code Section 4999 excise tax rules (see below).	Two times sum of base salary and average bonus previous two calendar years immediately preceding year of termination (lump sum); cost of medical, dental, and vision premiums (24 months); and full vesting of stock options, restricted awards, and performance-based stock (including Mid-Term Executive Retention Plan). Gross-up of any taxes that may be imposed by Internal Revenue Code Section 4999 excise tax rules (see below).
Change-in-Control Severance Cutback to Reduce Internal Revenue Code Section 4999 Excise Tax Gross-up	Should gross-up payment not exceed the lesser of (A) 110% of the greatest amount that could be paid without giving rise to any Excise Tax (the Safe Harbor Amount, as outlined in IRC Section 4999) or (B) $100,000, then no gross-up payment shall be made and the amounts payable shall be reduced so that the gross-up payment, in the aggregate, is reduced to the Safe Harbor Amount.	Should gross-up payment not exceed the lesser of (A) 110% of the greatest amount that could be paid without giving rise to any Excise Tax (the Safe Harbor Amount, as outlined in IRC Section 4999) or (B) $50,000, then no gross-up payment shall be made and the amounts payable shall be reduced so that the gross-up payment, in the aggregate, is reduced to the Safe Harbor Amount.
Non-compete	Confidentiality agreement and non-compete during employment and for: (i.) Two years following a termination without cause or constructive termination; (ii.) One year following a Change-in-Control; or (iii.) Without restriction following voluntary termination or non-renewal of employment agreement.	Same, except Zielinski, following voluntary termination or non-renewal of employment agreement may provide legal services or advice to an HMO, managed care or health insurance business in connection with engaging in the private practice of law, to the extent that such representation is not adverse to the interests of the Company.
Termination With Cause or Voluntary Resignation	No obligation for continued payments, except earned but unpaid base salary or other payments due similarly situated non-executive employees.	Same(1)

Note: Chart does not include elements generally available to all employees through our standard policy or ERISA-based qualified plans.

(1)	“Same” means that feature matches that provided in the Wolf employment agreement

(2)	Initial amounts as follows: Wolf $965,000; Guertin $570,000; McDonough $885,000; Soistman $600,000; and Zielinski $475,000

2007 Directors’ Compensation

On November 2, 2005, the Compensation Committee recommended to the Board, and the Board subsequently approved, the Compensation Program for Non-Employee Directors, which was filed as Exhibit 10.13 to the Company’s Form 8-K, filed on November 10, 2005 (the “Program”). The Program was based upon a review of director compensation currently paid by competitors in the industry and other similar companies. The Committee believed the adoption of the Program to be in the best interests of the Company and that it would enable the Company to retain and attract qualified directors and would further align the interests of the directors with the interests of the stockholders.

The Program is a “cafeteria plan” that gives non-employee directors the choice of being paid his or her compensation in the form of cash, stock options, restricted stock or a combination thereof and allows the directors, pursuant to the Deferred Compensation Plan for Non-Employee Directors (the “Director Deferred Compensation Plan”), to defer all or a portion of his or her compensation in the form of cash or stock units.

Under the Director Deferred Compensation Plan and the Program, compensation allocated to cash is limited to 50% of total compensation payable during the year, unless the Chairman waives the requirement, and is paid out quarterly in arrears. Compensation allocated to deferred cash is credited quarterly with interest based at the Company’s borrowing rate set at the beginning of each year.

Compensation allocated to stock awards (stock options, restricted stock or deferred stock units) will be converted to awards of equivalent value determined by using the same method used by the Company to expense the awards for financial accounting purposes. Stock awards vest or the restrictions lapse in equal quarterly increments over the year compensation is payable. Stock awards, including stock units, will be credited with any dividends, stock splits, reverse stock splits or other changes in the Company’s capitalization in accordance with the terms of the 2004 Incentive Plan. Stock units will be treated as if they were actual shares of the Company’s common stock, but will not be evidenced by or convertible into any actual shares of the Company’s common stock until distribution. Deferred compensation will not be distributed until a non-employee director’s termination from service on the Board, or upon his or her death, or upon a change in control (as defined under section 409A of the Internal Revenue Code of 1986, as amended), or in the event of an unforeseeable emergency (causing severe financial hardship). Unvested restricted stock awards or stock options fully vest upon death or disability. Vested stock options are not transferable, except to immediate family members or by will or the laws of descent and distribution. Vested stock units are not transferable, except pursuant to a qualified domestic relations order or by will or the laws of descent and distribution.

Upon joining the Board, a new non-employee director will receive a one-time initial grant of a non-qualified stock option to purchase 10,000 shares of common stock vesting in equal amounts over four years at an exercise price equal to the closing market price on the date of grant. Compensation for a non-employee director elected to the Board after January 1st will be prorated.

The Board approved the Program and an amendment to the 2004 Incentive Plan providing for awards to non-employee directors (the “Amendment”), effective as of January 1, 2006. The stockholders approved the Amendment at its annual meeting held on May 18, 2006. The Board set the annual compensation under the Program at $225,000 to be received as compensation for participation in the Board’s five regularly scheduled meetings and overall service as director, but exclusive of committee and special Board meeting fees and chair retainers, which are set forth in the table below. Each non-employee director elects the form of payment (cash, restricted stock, stock options or deferred cash or deferred stock units) prior to January 1st of each Program year.

The following table summarizes the components and amounts of the compensation package paid to eligible non-employee directors annually under the Program.

Compensation Components	Board or Committee	Compensation

Annual Compensation for Attendance at Regular Board Meetings(1) (paid/vested/deferred quarterly in arrears in accordance with the Program and includes compensation for five regularly scheduled Board meetings)	Board	$225,000
Annual Committee Chair Retainer (Paid annually in arrears)	Chair of the Board	125,000
	Lead Director	10,000
	Chair of Audit Committee	10,000
	Chair of Comp Committee	10,000
	Chair of N/CG Committee	5,000
Attendance at In-Person Special Meeting	Board	3,000
Attendance at In-Person Committee Meeting (Regular or Special)	Audit Committee	3,000
	Comp Committee	3,000
	N/CG Committee	1,500
Participation in a Special Telephonic Meeting	Board	1,000
	Audit Committee	1,000
	Comp Committee	1,000
	N/CG Committee	500
Reimbursement of Reasonable Travel Expenses	All Directors
New Director Stock Option Grant	New Director	10,000 non-qualified stock options vesting in equal increments over four years

Health and Basic Life Insurance Coverage	All Non-Employee Directors (voluntary participation)

(1)	Any non-employee directors who become eligible to participate in the Program after January 1st will receive a pro rata portion of the Annual Compensation.

Subject to the terms of the Program, the Director Deferred Compensation Plan and the 2004 Incentive Plan, non-employee directors may elect the form and the timing of their compensation on an individual basis as summarized in the table below. All elections of the form of payment must be made in multiples of 25%. The table below summarizes the forms of compensation each individual non-employee director may select as well as certain material terms related to those forms of compensation.

Payment “Form”(1)	Maximum Allocation		Payment “Current”	Payment “Deferred”	Vesting

Cash	50	%(2)	Paid at the end of each quarter	Credited at the end of each quarter(3)	None
Restricted Stock/Stock Units	100%		Granted at beginning of year	Stock Units deferred until termination of service or unforeseeable emergency	Quarterly over the year of service
Stock Options	100%		Granted at beginning of year	Exercisable when vested and subject to a 10 year term	Quarterly over the year of service

(1)	Value of stock options, restricted stock awards and stock units determined in accordance with SFAS 123R.

(2)	Percentage limit may be waived with the approval of the Chairman of the Compensation Committee.

(3)	Deferred cash will be credited quarterly with interest based on the Company’s borrowing rate set at the beginning of each year (2008 rate is approximately 3.67%).

All directors are reimbursed by the Company for reasonable out-of-pocket expenses incurred in connection with attendance at Board or Committee meetings. Additionally, the Company has paid nominal travel expenses for family members of directors in connection with the directors’ attendance at certain business meetings with the Board or senior management.

Allen F. Wise. The current Chair of the Board, Allen F. Wise, participated in the Program as a non-employee director from August 22, 2007, following the August 21, 2007 termination of his Transition and Retirement Agreement dated September 22, 2004, through December 31, 2007. Mr. Wise’s compensation for 2007 is discussed in the “Directors Compensation — Fiscal Year 2007” table below. Mr. Wise served as President and Chief Executive Officer of our Company from October 1996 to December 2004. Under the terms of Mr. Wise’s Transition and Retirement Agreement dated September 22, 2004, Mr. Wise was entitled to receive compensation beginning in 2007 for his services as a director. The Compensation Committee and Board agreed that Mr. Wise would receive the standard annual directors’ compensation of $225,000 for 2007 and a retainer of $125,000 for his services as non-executive Chair of the Board during 2007.

The following table provides information concerning compensation paid or allocated to our directors during 2007:

Directors’ Compensation — Fiscal Year 2007

	Fees Earned			All Other
	or Paid in Cash	Stock Awards	Option Awards	Compensation	Total
Name	($)	($)(1)(12)	($)(1)(12)	($)	($)

Joel Ackerman(2)	$17,525	$271,434	$—	$—	$288,959
John H. Austin, M.D.(3)	$119,538	$171,534	$—	$—	$291,072
L. Dale Crandall(4)	$163,559	$102,666	$91,943	$—	$358,168
Emerson D. Farley, Jr., M.D.(5)	$117,559	$102,666	$41,804	$—	$262,029
Lawrence N. Kugelman(6)	$146,538	$158,922	$—	$—	$305,460
Daniel N. Mendelson(7)	$13,525	$224,975	$89,069	$—	$327,569
Rodman W. Moorhead, III(8)	$249,000	$46,459	$—	$—	$295,459
Elizabeth E. Tallett(9)	$145,559	$102,666	$41,804	$—	$290,029
Timothy T. Weglicki(10)	$86,803	$158,922	$41,804	$—	$287,529
Allen F. Wise(11)	$309,317	$886,599	$—	$—	$1,195,916

(1)	Represents the Company’s compensation cost in 2007 in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R), “Share-Based Payment” for restricted stock and deferred stock units (in the Stock Awards column), and stock options (in the Option Awards column) granted in 2007 and prior years.

(2)	Mr. Ackerman elected to receive his compensation of $225,000 under the Program for 2007 as follows: 100% in the form of 4,495 deferred stock units. He received additional cash compensation for the following: (i) $12,500 for Nominating/Corporate Governance Committee and special Board meeting fees, (ii) $5,000 annual retainer as Chair of the Nominating/Corporate Governance Committee and (iii) $25.25 residual cash in lieu of receiving a fractional share of stock under the Program for 2007.

(3)	Dr. Austin elected to receive his compensation of $225,000 under the Program for 2007 as follows: (i) 50% in the form of 2,247 shares of restricted stock and (ii) 50% in the form of cash in the amount of $112,500. He received additional cash compensation as follows: (i) $7,000 for special Board meeting fees and (ii) $38 residual cash in lieu of receiving a fractional share of stock under the Program for 2007.

(4)	Mr. Crandall elected to receive his compensation of $225,000 under the Program for 2007 as follows: (i) 25% in the form of 3,362 non-qualified stock options at an exercise price of $50.05, (ii) 25% in the form of 1,123 deferred stock units and (iii) 50% in the form of cash in the amount of $112,500. He received additional cash compensation for the following: (i) $41,000 for Compensation Committee, Audit Committee and special

Board meeting fees, (ii) $10,000 annual retainer as Chair of the Compensation Committee and (iii) $59 residual cash in lieu of receiving fractional shares of stock under the Program for 2007.

(5)	Dr. Farley elected to receive his compensation of $225,000 under the Program for 2007 as follows: (i) 25% in the form of 1,123 shares of restricted stock, (ii) 25% in the form of 3,362 non-qualified stock options at an exercise price of $50.05 per share, and (iii) 50% in the form of cash in the amount of $112,500. He received additional cash compensation for the following: (i) $5,000 for special Board meeting fees, and (ii) $59 residual cash in lieu of receiving a fractional share of stock under the Program for 2007.

(6)	Mr. Kugelman elected to receive his compensation of $225,000 under the Program for 2007 as follows: (i) 50% in the form of 2,247 shares of restricted stock and (ii) 50% in the form of cash in the amount of $112,500. He received additional cash compensation for the following: (i) $24,000 for Audit Committee and special Board meeting fees, (ii) $10,000 annual retainer as Chair of the Audit Committee and (iii) $38 residual cash in lieu of receiving a fractional share of stock under the Program for 2007.

(7)	Mr. Mendelson elected to receive his compensation of $225,000 under the Program for 2007 as follows: (i) 100% in the form of 4,495 deferred stock units. He received additional cash compensation for the following: (i) $13,500 for Nominating/Corporate Governance Committee and special Board meeting fees and (ii) $25 residual cash in lieu of receiving a fractional share of stock under the Program for 2007.

(8)	Mr. Moorhead elected to receive his compensation of $225,000 under the Program for 2007 as follows: 100% in the form of deferred cash (duly authorized by the Compensation Committee by waiver of the 50% maximum cash allocation). He received additional cash compensation as follows: $24,000 for Compensation Committee and special Board meeting fees.

(9)	Ms. Tallett elected to receive her compensation of $225,000 under the Program for 2007 as follows: (i) 25% in the form of 3,362 non-qualified stock options at an exercise price of $50.05, (ii) 25% in the form of 1,123 deferred stock units, and (iii) 50% in the form of cash in the amount of $112,500. She received additional cash compensation for the following: (i) $23,000 for Audit Committee and special Board meeting fees, (ii) $10,000 annual retainer as Lead Director and (iii) $59 residual cash in lieu of receiving a fractional share of stock under the Program for 2007.

(10)	Mr. Weglicki elected to receive his compensation of $225,000 under the Program for 2007 as follows: (i) 25% in the form of 3,362 non-qualified stock options at an exercise price of $50.05, (ii) 50% in the form of 2,247 deferred stock units and (iii) 25% in the form of deferred cash in the amount of $56,250. He received additional cash compensation for the following: (i) $30,500 for Compensation Committee, Nominating/Corporate Governance Committee and special Board meeting fees and (ii) $53 residual cash in lieu of receiving fractional shares of stock under the Program for 2007.

(11)	Mr. Wise received compensation for his services as a director from August 22, 2007 to December 31, 2007. For this period, he elected to receive his pro-rata compensation as a director under the Program for 2007 as follows: (i) 50% in the form of 716 shares of restricted stock, (ii) 50% in the form of cash in the amount of 40,685, and (iii) $2 residual cash in lieu of receiving a fractional share of stock. He received additional pro-rated cash compensation of $45,205 for his services as Chair of the Board of Directors. From January 1, 2007 to August 21, 2007, Mr. Wise was a non-executive employee of the Company and received a base salary of $223,425 under the terms of his Transition and Retirement Agreement, effective January 1, 2005. Mr. Wise also received the following other benefits in 2007: (i) $414,777 for Company provided transportation (includes the incremental costs to the Company billed per trip for airport fees, catering and other trip-related expenses, and a portion of the depreciation costs of the Company’s fractional share of leased or timeshare aircraft), (ii) $57,452 tax gross-up for personal use of the Company provided aircraft, (iii) $5,480 for group life insurance premiums, and (iv) $7,202 for the Company’s matching contribution to Mr. Wise’s account in the Retirement Savings Plan (the 401(k) Plan), (v) a distribution in the amount of $8,473,215 from the 401(k) Restoration and Deferred Compensation Plan following Mr. Wise’s retirement on August 21, 2007, and (vi) $5,982,750 realized upon the release of restrictions on restricted stock awards.

(12)	The following table sets forth equity grants awarded in 2007 to each director under the 2004 Incentive Plan, as amended:

Grants of Plan-Based Awards During Fiscal Year 2007

	Restricted Stock Awards			Restricted Stock Units			Nonqualified Stock Options
			Grant			Grant			Grant	Total
		Number	Date		Number	Date		Number	Date	Grant
	Grant	of	Fair	Grant	of	Fair	Grant	of	Fair	Date
Name	Date	Shares	Value*	Date	Shares	Value*	Date	Shares	Value*	Value*

Ackerman				1/1/2007	4,495	$224,975				$224,975
Austin	1/1/2007	2,247	$112,462							$112,462
Crandall				1/1/2007	1,123	$56,206	1/1/2007	3,362	$41,804	$98,010
Farley	1/1/2007	1,123	$56,206				1/1/2007	3,362	$41,804	$98,010
Kugelman	1/1/2007	2,247	$112,462							$112,462
Mendelson				1/1/2007	4,495	$224,975				$224,975
Moorhead										$—
Morey	1/1/2007	4,495	$224,975							$224,975
Tallett				1/1/2007	1,123	$56,206	1/1/2007	3,362	$41,804	$98,010
Weglicki				1/1/2007	2,247	$112,462	1/1/2007	3,362	$41,804	$154,266
Wise	8/22/2007	716	$40,683							$40,683

*	Grant date fair value for Restricted Stock Awards and Restricted Stock Units is the number of awards or units multiplied by the market stock value on the grant date. Grant date fair value for Nonqualified Stock Options uses the Black-Scholes option pricing model based on SFAS 123R methodology.

The following table sets forth all outstanding equity awards held at December 31 2007, by each director:

Outstanding Equity Awards at Fiscal Year-End — Fiscal Year 2007

	Option Awards
	Number of	Number of			Stock Awards
	Securities	Securities				Market Value
	Underlying	Underlying			Number of Shares	of Shares or
	Unexercised	Unexercised	Option		or Units of Stock	Units of Stock
	Options	Options	Exercise	Option	That Have Not	That Have Not
Name	Exercisable	Unexercisable	Price	Expiration Date	Vested	Vested

Ackerman					1,874	$111,035
Austin					1,312	$77,736
Crandall	2,743		$56.96	1/1/2016
Crandall	16,875	5,625	$28.66	1/1/2014
Crandall	2,522	840	$50.05	1/1/2017	1,031	$61,087
Farley		840	$50.05	1/1/2017	1,031	$61,087
Kugelman	4,500		$19.91	6/5/2013
Kugelman	11,250		$4.89	3/4/2009
Kugelman	4,500		$3.00	1/1/2010
Kugelman	4,500		$8.21	6/7/2011
Kugelman	4,500		$14.34	6/6/2012
Kugelman	8,325		$13.87	11/7/2012	1,312	$77,736
Mendelson	11,250	11,250	$45.13	5/19/2015	1,124	$66,597
Moorhead					750	$44,438
Morey	10,975		$56.96	1/1/2016
Tallett	4,500		$19.91	6/5/2013
Tallett	4,500		$14.34	6/6/2012
Tallett	8,325		$13.87	11/7/2012
Tallett	2,743		$56.96	1/1/2016
Tallett	2,522	840	$50.05	1/1/2017	1,031	$61,087
Weglicki	4,500		$19.91	6/5/2013
Weglicki	2,743		$56.96	1/1/2016
Weglicki	4,500		$14.34	6/6/2012
Weglicki	8,325		$13.87	11/7/2012
Weglicki	2,522	840	$50.05	1/1/2017	1,312	$77,736
Wise					358	$21,212

Non-Employee Directors Stock Ownership Guidelines

The Company has adopted stock ownership guidelines for directors in order to further align the directors’ interests with the stockholders’ interests. All non-employee directors are required to hold at least $250,000 worth of Coventry common stock while serving as a director of the Company. New directors will have three years to attain this ownership threshold. The threshold must be maintained on an ongoing basis. Stock units held by a director under the Program for 2007 are included in calculating the value of ownership to determine whether this minimum ownership requirement has been met.

2007 Matching Charitable Contribution Program

Our Company believes that, as part of its mission and as a corporate citizen, it is appropriate to share a part of its financial success with charitable organizations that serve community needs. Therefore, our Company has a

Matching Charitable Contribution Program, which is considered and adopted on a year-to-year basis depending on the profitability of our Company during the year. The Matching Charitable Contribution Program is intended to encourage charitable giving by senior executives and directors to non-profit charitable organizations in the areas of health care, education, research and those in critical need in the community (e.g., the poor and disadvantaged). Our Company was profitable and we realized increased earnings and cash flow during 2007. Given the strength of the past year and the health of the Company, the Board voted to share our success again by adopting the 2007 Matching Charitable Contribution Program. Charities must qualify as 501(c)(3) organizations.

Under the Matching Charitable Contribution Program, Coventry matches qualifying charitable contributions (two-for-one for the first $30,000 gifted and one-for-one for the second $30,000 gifted) up to a maximum amount of $90,000 per donor. Five charities per donor are considered for the match.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Allen F. Wise.  Allen F. Wise, a Director and Chair of the Board, entered into a Transition and Retirement Agreement (the “Retirement Agreement”) with the Company, effective January 1, 2005, the date he ceased to be President and Chief Executive Officer of the Company, which terminated on August 21, 2007 (the “Retirement Date”). Mr. Wise is no longer employed by the Company as a non-executive employee, but continues as a non-employee Director and Chair of the Board.

Under the terms of the Retirement Agreement, Mr. Wise’s responsibilities included assisting his successor, Dale B. Wolf, in the transition of the duties of Chief Executive Officer, and, in Mr. Wise’s role as non-executive Chairman, performing those duties reasonably requested of him by the Board or the Company’s Chief Executive Officer, except that such duties may not conflict with any subsequent business activities that Mr. Wise deems to pursue. During the retirement period Mr. Wise received secretarial support for up to 15 hours per week.

From January 1, 2007 to the Retirement Date, Mr. Wise received a reduced base salary of $223,425 and participated in the Company’s 401(k) Plan and 401(k) Restoration and Deferred Compensation Plan. Mr. Wise’s 401(k) Restoration and Deferred Compensation Plan account was paid out following the Retirement Date in accordance with the terms of this plan. In addition, Mr. Wise participated in employee benefit programs, plans and arrangements, including an airplane allowance of up to 75 hours of personal use (“Airplane Allowance”), and a tax equalization bonus paid to Mr. Wise such that there is no net cost to him of the Airplane Allowance for any taxes that would be due. All restrictions on Mr. Wise’s restricted stock awards were lapsed by the Retirement Date. From August 22, 2007 to December 31, 2007, Mr. Wise received non-employee Director’s fees of $126,575 (See “2007 Directors’ Compensation” beginning on page 32 of this proxy statement).

Mr. Wise continues to retain his rights to indemnification by the Company or through any insurance purchased by the Company to the maximum extent to which he would have been entitled during his employment. Following the execution of the Agreement, the Company paid Mr. Wise’s legal fees and expenses arising in his representation in the preparation of the Agreement and in advising him of its consequences.

For a description of Mr. Wise’s compensation in 2007, see footnote 11 to the “Directors Compensation — Fiscal Year 2007” table on pages 34 and 35 of this proxy statement.

Magellan Health Services, Inc.  Allen F. Wise, a Director and Chair of the Board, was appointed to the Board of Directors of Magellan Health Services, Inc. (“Magellan”), a diversified specialty health care management organization, on May 19, 2006. One of our Company’s health plan subsidiaries has entered into a contract for behavioral health services with Magellan. The amount of the contract in any of the past three years is de minimus as compared to our Company’s consolidated gross revenues or Magellan’s consolidated gross revenues. The Nominating/Corporate Governance Committee has determined that the amount of the contract is not material and is fair to our Company.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Under the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder and the Company’s Audit Committee Charter, as amended, the Audit Committee has the sole responsibility and authority to appoint the Company’s independent auditors. The Audit Committee, comprised of independent members of the Board, has appointed Ernst & Young LLP, certified public accountants, to be the independent auditors of the Company for the fiscal year ending December 31, 2008 and requests stockholder ratification of this action. In taking this action, the Audit Committee considered the qualifications of Ernst & Young LLP, the past performance of Ernst & Young LLP since its retention by the Company in 2002, its independence with respect to the services to be performed and its qualifications and general adherence to professional auditing standards. A representative of Ernst & Young LLP is expected to be present at the meeting, will have an opportunity to make a statement if he desires to do so and is expected to respond to appropriate questions.

If the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee is not obligated to appoint other independent public accountants, but will reconsider the appointment.

Vote Required

An affirmative vote by the holders of a majority of the shares entitled to vote is necessary to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending 2008.

THE AUDIT COMMITTEE RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2008.

FEES PAID TO INDEPENDENT AUDITORS

Fees for all services provided by Ernst & Young LLP for 2006 and 2007, respectively, are set forth below (rounded to the nearest thousand). The Company has paid all fees.

Audit Fees

Audit fees billed for the fiscal years 2006 and 2007 audits of the Company’s annual consolidated financial statements and internal controls over financial reporting under the Sarbanes-Oxley Act of 2002, Section 404, review of Forms 10-Q and services provided in connection with SEC registration statements aggregated $5,077,000 and $5,856,000, respectively.

Audit-Related Fees

Audit-related fees billed for the fiscal years 2006 and 2007 for assurance and related services aggregated $81,000 and $187,000, respectively. The services for 2006 were for retirement plan audits. The services for 2007 included retirement plan audits as well as audits associated with due diligence efforts of the Company.

Tax Fees

Tax fees billed for the fiscal years 2006 and 2007 for tax compliance, tax advice and tax research aggregated $137,000 and $147,000, respectively.

All Other Fees

Fees billed for all other services rendered for fiscal years 2006 and 2007 aggregated $6,000 for each year for access to the Ernst & Young LLP online research software.

Procedures for Pre-approval of Independent Auditor Services

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent auditors, Ernst & Young LLP. The Audit Committee annually reviews and considers a written proposal from the independent auditors setting forth the scope of services to be provided, including whether the services are for audit and audit related services, tax services or other services that are permissible and other required communications. If permitted by applicable law and appropriate, the Audit Committee will approve the services. The Audit Committee has pre-approved certain permitted services to be performed by Ernst & Young LLP if required during the year. These permitted services would include only audit, audit related or tax compliance and research services. The Audit Committee and the Company believe these services are consistent with Ernst & Young LLP’s role as independent auditor and tax adviser. Thereafter, the Audit Committee will, as necessary, consider and, if permitted by applicable law and appropriate, approve the provision of additional audit and/or non-audit services not previously approved. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case-basis, proposed services that are clearly permitted by law. None of the engagements approved by the Audit Committee during 2006 and 2007 made use of the de minimus exception to pre-approval contained in the applicable rules of the Securities and Exchange Commission. The Audit Committee pre-approved all services described above. Ernst & Young LLP’s work on the Company’s financial statements was performed 100% by its full time, permanent employees.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and processes for monitoring compliance with laws and regulations and the Company’s established Compliance and Ethics Program. The Audit Committee is composed of independent directors, as defined under the listing standards of the New York Stock Exchange (“NYSE”), and acts under a written charter in compliance with the Sarbanes-Oxley Act of 2002 and other regulations adopted by the Securities and Exchange Commission and the NYSE.

Audit Committee Disclosures

With respect to the fiscal year ended December 31, 2007, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2. The Audit Committee has discussed with its independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented.

3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with Ernst & Young, LLP matters relating to its independence. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

COVENTRY HEALTH CARE
AUDIT COMMITTEE
Lawrence N. Kugelman, Chair
L. Dale Crandall
Elizabeth E. Tallett

STOCKHOLDER PROPOSALS

The Company’s bylaws, as amended, provide that the annual meeting of stockholders is to be held on the third Thursday in May, unless the Chair of the Board designates a different date. The 2009 annual meeting of stockholders is expected to be held on May 21, 2009, although this date may be subject to change. Eligible stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2009 may do so by following the procedures prescribed in the Company’s Bylaws and Rule 14a-8 enacted by the Securities and Exchange Commission. In order to be considered timely for inclusion in the Company’s proxy materials for the 2009 annual meeting of stockholders, stockholder proposals must be received by the Company at 6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817-1850, addressed to the Corporate Secretary of the Company, not later than December 2, 2008.

COST OF ANNUAL MEETING AND PROXY SOLICITATION

The Company pays the costs of soliciting proxies. These costs include the expense of preparing, assembling, printing and mailing the Notice to stockholders of record and beneficial owners, mailing printed proxy materials to stockholders who specifically request them, and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owners’ voting instructions. In addition to soliciting proxies by mail and the internet, directors, officers and employees may solicit proxies on behalf of the Company, personally or by telephone, without additional compensation. The Company will also solicit proxies by e-mail from stockholders who are employees of the Company or who previously requested receipt of proxy materials electronically.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s officers, directors and stockholders owning ten percent or more of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange, and to furnish the Company with a copy. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company for 2007 pursuant to Rule 16a-3(e) of the Exchange Act and written representations from reporting persons that all required reports had been filed, the Company believes that all reporting persons filed the required reports on a timely basis, except that Allen F. Wise, Chairman of the Board, had one late report for one transaction.

OTHER MATTERS

The Board of Directors of the Company does not know of any other matters that may come before the 2008 Annual Meeting. However, if any other matters are properly brought before the meeting, the persons named in the accompanying proxy intend to vote the proxy in accordance with their judgment on such matters. The enclosed proxy confers discretionary authority to take action with respect to any additional matters that may come before the 2008 Annual Meeting.

A list of stockholders of record entitled to be present and vote at the 2008 Annual Meeting will be available at the offices of the Company in Bethesda, Maryland for inspection by stockholders during regular business hours from May 3, 2008 to the date of the 2008 Annual Meeting. The list will also be available during the 2008 Annual Meeting for inspection by stockholders who are present.

YOUR REPRESENTATION AT THE 2008 ANNUAL MEETING IS IMPORTANT. PLEASE VOTE IN ORDER TO ASSURE THE PRESENCE OF THE NECESSARY QUORUM. YOU MAY VOTE BY TOLL-FREE TELEPHONE, BY THE INTERNET OR, IF YOU REQUESTED PRINTED MATERIALS, BY COMPLETING, DATING, SIGNING AND RETURNING THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. THE SUBMISSION OF THE PROXY CARD WILL NOT PREVENT YOUR ATTENDING THE MEETING AND VOTING IN PERSON, SHOULD YOU SO DESIRE.

By Order of the Board of Directors,

DALE B. WOLF
Chief Executive Officer

Vote by Internet or Telephone - 24 Hours a Day, 7 Days a Week

6705 ROCKLEDGE DRIVE SUITE 900 BETHESDA, MD 20817	VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Coventry Health Care, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Coventry Health Care, Inc.,c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CVNHC1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COVENTRY HEALTH CARE, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors

1.
ELECTION OF DIRECTORS. The undersigned casts the number of votes indicated below in favor of the election of each of the nominees indicated below to serve as Class II Directors of the Company until the Annual Meeting of Stockholders in the year 2011.
	☐	☐	☐

Nominees for Class II Directors:

01) Joel Ackerman 02) Lawrence N. Kugelman 03) Dale B. Wolf

Vote on Proposal		For	Against	Abstain

2.	Ratification of the appointment of Ernst &Young, LLP, as the Company’s independent auditors for 2008.	☐	☐	☐

Sign exactly as your name or name(s) appear(s) on the first page of this proxy. When shares are held by joint tenants, both parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as specified. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com.

COVENTRY HEALTH CARE, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2008
     This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Dale B. Wolf and Shirley R. Smith, or either of them, as proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of common stock of Coventry Health Care, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 15, 2008 at 8:30 a.m., Eastern Daylight Saving Time, at The Fairmont, Washington DC, 2401 M Street, N.W., Washington, District of Columbia 20037, Telephone (202) 429-2400, or any adjournment thereof.
     The persons named as proxies above are authorized to vote in their discretion on other matters that may properly come before this meeting.
     STOCKHOLDERS MAY VOTE BY TOLL FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS PROXY OR STOCKHOLDERS MAY VOTE BY COMPLETING, DATING, AND SIGNING THIS PROXY AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.
(continued on reverse side)

Vote by Internet or Telephone-24 Hours a Day, 7 Days a Week

6705 ROCKLEDGE DRIVE SUITE 900 BETHESDA, MD 20817
VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Coventry Health Care, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Coventry Health Care, Inc.,c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CVNHC3	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COVENTRY HEALTH CARE, INC.	For all	Withhold all	For all Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors

1.
ELECTION OF DIRECTORS. The undersigned casts the number of votes indicated below in favor of the election of each of the nominees indicated below to serve as Class II Directors of the Company until the Annual Meeting of Stockholders in the year 2011.

Nominees for Class II Directors:

01) Joel Ackerman
02) Lawrence N. Kugelman
03) Dale B. Wolf
	☐	☐	☐

Vote on Proposal		For	Against	Abstain

2.	Ratification of the appointment of Ernst &Young, LLP, as the Company's independent auditors for 2008.	☐	☐	☐

Sign exactly as your name or name(s) appear(s) on the first page of this proxy. When shares are held by joint tenants, both parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as specified. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Coventry Health Care 401(k) Plan Participants:
As a Plan Participant you have the right to direct the Plan Trustee how to vote the shares of Coventry Health Care common stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.
It is important that you read and understand the information in the Company's Annual Report and Proxy Statement before voting. You may view these documents through the Corporate Home page of the Company's internet site at www.cvty.com. You may also request that copies be sent to you by sending an e-mail to Investor-Relations@cvty.com.
The Trustee must receive your voting instructions by May 13, 2008 which is the cut-off date. If the Trustee does not receive your instructions by that date, the Trustee will vote the shares in the same proportion as the shares for which the Trustee has received proper instruction from the other Plan Participants who do vote the shares.
You will receive a separate set of proxy solicitation materials for any shares of common stock that you own other than Plan shares. The non-Plan shares must be voted separately from the Plan shares.
Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com.

COVENTRY HEALTH CARE, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2008
     This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Dale B. Wolf and Shirley R. Smith, or either of them, as proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of common stock of Coventry Health Care, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 15, 2008 at 8:30 a.m., Eastern Daylight Saving Time, at The Fairmont, Washington DC, 2401 M Street, N.W., Washington, District of Columbia 20037, Telephone (202) 429-2400, or any adjournment thereof.
     The persons named as proxies above are authorized to vote in their discretion on other matters that may properly come before this meeting.
     STOCKHOLDERS MAY VOTE BY TOLL FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS PROXY OR STOCKHOLDERS MAY VOTE BY COMPLETING, DATING, AND SIGNING THIS PROXY AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.
(continued on reverse side)